                                     THIRD
                             AMENDED AND RESTATED
                               REVOLVING CREDIT
                                      AND
                            REIMBURSEMENT AGREEMENT



                                 by and among



                     ACCUSTAFF INCORPORATED, as Borrower,

                                      and

                  NATIONSBANK, NATIONAL ASSOCIATION (SOUTH),
                                   as Agent

                                      and

                  THE LENDERS PARTY HERETO FROM TIME TO TIME







                                  May 2, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                   ARTICLE I

                             Definitions and Terms

1.01   Definitions.........................................................   2
       -----------
1.02   Accounting Terms....................................................  21
       ----------------

                                  ARTICLE II

                                   The Loans

2.01   Revolving Credit Facility...........................................  22
       -------------------------
2.02   Payment of Interest.................................................  24
       -------------------
2.03   Payment of Principal................................................  25
       --------------------
2.04   Non-Conforming Payments.............................................  25
       -----------------------
2.05   Borrower's Account..................................................  26
       ------------------
2.06   Notes...............................................................  26
       -----
2.07   Reductions..........................................................  26
       ----------
2.08   Conversions and Elections of Subsequent Interest Periods............  26
       --------------------------------------------------------
2.09   Increase and Decrease in Amounts....................................  27
       --------------------------------
2.10   Pro Rata Payments...................................................  27
       -----------------
2.11   Unused Fee..........................................................  27
       ----------
2.12   Deficiency Advances.................................................  27
       -------------------
2.13   Use of Proceeds.....................................................  28
       ---------------
2.14   Swing Line..........................................................  28
       ----------
                                  ARTICLE III

                               Letters of Credit

3.01   Letters of Credit...................................................  31
       -----------------
3.02   Reimbursement.......................................................  31
       -------------
3.03   Letter of Credit Fee................................................  35
       --------------------
3.04   Administrative Fees and Reserves....................................  35
       --------------------------------

                                  ARTICLE IV

                        Yield Protection and Illegality

4.01   Additional Costs....................................................  36
       ----------------
4.02   Suspension of Loans.................................................  37
       -------------------
4.03   Illegality..........................................................  38
       ----------
4.04   Compensation........................................................  39
       ------------
4.05   Alternate Loan and Lender...........................................  39
       -------------------------
4.06   Taxes...............................................................  40
       -----


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                                                                           ----
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                                   ARTICLE V

                                   Security

5.01   Security............................................................  42
       --------
5.02   Further Assurances..................................................  42
       ------------------

                                  ARTICLE VI

                    Conditions to Making Loans and Issuing
                               Letters of Credit

6.01   Conditions of Initial Advance and Issuance of Letters of Credit.....  43
       ---------------------------------------------------------------
6.02   Conditions of Loans.................................................  44
       -------------------

                                  ARTICLE VII

                        Representations and Warranties

7.01   Representations and Warranties......................................  46
       ------------------------------

                                 ARTICLE VIII

                             Affirmative Covenants

8.01   Financial Reports, Etc..............................................  53
       ----------------------
8.02   Maintain Properties.................................................  54
       -------------------
8.03   Existence, Qualification, Etc.......................................  54
       -----------------------------
8.04   Regulations and Taxes...............................................  55
       ---------------------
8.05   Insurance...........................................................  55
       ---------
8.06   True Books..........................................................  55
       ----------
8.07   Pay Indebtedness to Lenders and Perform Other Covenants.............  55
       -------------------------------------------------------
8.08   Right of Inspection.................................................  55
       -------------------
8.09   Observe all Laws....................................................  56
       ----------------
8.10   Officer's Knowledge of Default......................................  56
       ------------------------------
8.11   Suits or Other Proceedings..........................................  56
       --------------------------
8.12   Notice of Discharge of Hazardous Material or Environmental
       ----------------------------------------------------------
       Complaint...........................................................  56
       ---------
8.13   Environmental Compliance............................................  56
       ------------------------
8.14   Indemnification.....................................................  56
       ---------------
8.15   Further Assurances..................................................  57
       ------------------
8.16   ERISA Requirement...................................................  57
       -----------------
8.17   Continued Operations................................................  57
       --------------------
8.18   Use of Proceeds.....................................................  58
       ---------------
8.19   Material Subsidiaries...............................................  58
       ---------------------


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                                                                           ----
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                                  ARTICLE IX

                              Negative Covenants

9.01   Current Ratio.......................................................  60
       -------------
9.02   Consolidated Leverage Ratio.........................................  60
       ---------------------------
9.03   Consolidated Fixed Charge Ratio.....................................  60
       -------------------------------
9.04   Consolidated Capitalization Ratio...................................  60
       ---------------------------------
9.05   Indebtedness........................................................  60
       ------------
9.06   Transfer of Assets..................................................  61
       ------------------
9.07   Investments; Acquisitions...........................................  61
       -------------------------
9.08   Liens...............................................................  62
       -----
9.09   Dividends or Distributions..........................................  62
       --------------------------
9.10   Merger or Consolidation.............................................  63
       -----------------------
9.11   Change in Control...................................................  63
       -----------------
9.12   Transactions with Affiliates........................................  63
       ----------------------------
9.13   ERISA...............................................................  63
       -----
9.14   Fiscal Year.........................................................  64
       -----------
9.15   Dissolution, etc....................................................  64
       ----------------
9.16   Rate Hedging Obligations............................................  64
       ------------------------

                                   ARTICLE X

                      Events of Default and Acceleration

10.01  Events of Default...................................................  65
       -----------------
10.02  Agent to Act........................................................  68
       ------------
10.03  Cumulative Rights...................................................  68
       -----------------
10.04  No Waiver...........................................................  68
       ---------
10.05  Allocation of Proceeds..............................................  69
       ----------------------

                                  ARTICLE XI

                                   The Agent

11.01  Appointment.........................................................  70
       -----------
11.02  Attorneys-in-fact...................................................  70
       -----------------
11.03  Limitation on Liability.............................................  70
       -----------------------
11.04  Reliance............................................................  71
       --------
11.05  Notice of Default...................................................  71
       -----------------
11.06  No Representations..................................................  71
       ------------------
11.07  Indemnification.....................................................  72
       ---------------
11.08  Lender..............................................................  72
       ------
11.09  Resignation.........................................................  72
       -----------
11.10  Sharing of Payments, etc............................................  73
       ------------------------
11.11  Fees................................................................  74
       ----


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                                                                           ----
                                  ARTICLE XII

                                 Miscellaneous

12.01  Assignments and Participations......................................  75
       ------------------------------
12.02  Notices.............................................................  77
       -------
12.03  Setoff..............................................................  78
       ------
12.04  Survival............................................................  78
       --------
12.05  Expenses............................................................  78
       --------
12.06  Amendments..........................................................  80
       ----------
12.07  Counterparts........................................................  81
       ------------
12.08  Waivers by Borrower.................................................  81
       -------------------
12.09  Termination.........................................................  81
       -----------
12.10  Governing Law.......................................................  82
       -------------
12.11  Headings and References.............................................  82
       -----------------------
12.12  Severability........................................................  82
       ------------
12.13  Entire Agreement....................................................  82
       ----------------
12.14  Agreement Controls..................................................  82
       ------------------
12.15  Usury Savings Clause................................................  83
       --------------------

EXHIBIT A    Applicable Commitment Percentages.............................  99
EXHIBIT B    Form of Assignment and Acceptance............................. 100
EXHIBIT C    Notice of Appointment (or Revocation) of Authorized
             Representative................................................ 104
EXHIBIT D-1  Form of Borrowing Notice--Loans............................... 105
EXHIBIT D-2  Form of Borrowing Notice--Swing Line Loans.................... 107
EXHIBIT E    Form of Interest Rate Selection Notice........................ 109
EXHIBIT F    Form of Revolving Note........................................ 110
EXHIBIT G-1  Form of Opinion of Borrower's Counsel......................... 115
EXHIBIT G-2  Form of Opinion of Guarantors' Counsel........................ 116
EXHIBIT H    Compliance Certificate........................................ 117
EXHIBIT I    Form of Subsidiary and Suretyship Guaranty.................... 121

Schedule 7.01(d)  Subsidiaries and Investments
Schedule 7.01(f)  Contingent Liabilities
Schedule 7.01(g)  Liens
Schedule 7.01(j)  Litigation
Schedule 7.01(t)  Employment Matters
Schedule 8.05     Existing Insurance
Schedule 9.05     Indebtedness

                          THIRD AMENDED AND RESTATED
                 REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT


     THIS THIRD AMENDED AND RESTATED REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT, dated as of the 2nd day of May, 1996 (the "Agreement"), is made by and among:

     ACCUSTAFF INCORPORATED, a Florida corporation having its principal place of business in Jacksonville, Florida (the "Borrower"); and

     NATIONSBANK, NATIONAL ASSOCIATION (SOUTH) (successor by merger of NationsBank of Florida, National Association), a national banking association organized and existing under the laws of the United States of America and having a principal place of business in Tampa, Florida ("NationsBank") and each other lender which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.01 (hereinafter NationsBank and such other lenders may be referred to individually as a "Lender" or collectively as the "Lenders"); and

     NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), in its capacity as agent for the Lenders (in such capacity, the "Agent").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Borrower, the Agent and NationsBank as lender have entered into a Second Amended and Restated Revolving Credit and Reimbursement Agreement dated February 12, 1996 (the "Existing Agreement") pursuant to which NationsBank agreed to make revolving loans of up to $100,000,000 to the Borrower together with a letter of credit sublimit facility of $20,000,000 and a swing line sublimit of $10,000,000; and

     WHEREAS, the Borrower has requested that the revolving credit facility be increased to $150,000,000, with the letter of credit sublimit of $20,000,000 and the swing line sublimit of $10,000,000, the proceeds of such revolving credit facility to be used as provided in Section 2.13 hereof; and

     WHEREAS, the Lenders are willing to make the loans with NationsBank to act as administrative agent for the Lenders; and

     WHEREAS, the Borrower, the Lenders and the Agent have agreed to further amend and restate the Existing Agreement in the manner set forth herein;

     NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                             Definitions and Terms
                             ---------------------

     1.01  Definitions.  For the purposes of this Agreement, in addition to the
           -----------
definitions set forth above, the following terms shall have the respective meanings set forth below:

          "Acquire" or "Acquisition", as applied to a Person, means the acquiring or acquisition of a controlling interest in such Person by purchase (including all or substantially all of the assets), exchange, issuance of stock or other securities, or by merger, reorganization or other method;

          "Adjusted Consolidated EBITDA" means Consolidated EBITDA; provided,
                                                                    --------
     however, that with respect to an Acquisition which is accounted for as a
     -------
     "purchase", for the Four-Quarter Period following the date of such Acquisition, the Consolidated EBITDA shall include the results of operations of the Person or assets so acquired which amounts shall be determined on a historical pro forma basis for the Four-Quarter Period preceding or including the date of such Acquisition as if such Acquisition had been consummated as a "pooling of interest", plus to the extent applicable, any adjustments made in accordance with Securities and Exchange Commission Rule 17 CFR 210.11-02;

          "Advance" means a borrowing under the Revolving Credit Facility consisting of the aggregate principal amount of a Base Loan or a LIBOR Loan, as the case may be;

          "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; (ii) which beneficially owns or holds 25% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 25% or more of the equity interest) of the Borrower; or (iii) 25% or more of any class of the outstanding voting stock of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise;

          "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided
                                                           ---------  --------
     that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.01;

          "Applicable Margin" means that number of basis points per annum set forth below in the case of each of a Swing Line Loan or LIBOR Loan, and with respect to the Unused Fee, which number of basis points shall be the Applicable Margin effective beginning on the first Business Day next following receipt by the Agent of a Compliance Certificate pursuant to
     Section 8.01 hereof setting forth the ratio of Net Funded Indebtedness to Adjusted Consolidated EBITDA, such Applicable Margin to be that set forth opposite the respective ratio described below:

          Ratio of Net Funded                        Applicable Margin
                                                    --------------------
             Indebtedness to                        LIBOR and
                Adjusted                            Swing Line    Unused
          Consolidated EBITDA                          Loans        Fee
          -------------------                       ----------    ------
     (a)  Equal to or Less than
          1.75 to 1.00                               75.0 bp    18.75 bp

     (b)  Greater than 1.75 to 1.00
          but Equal to or Less than
          2.00 to 1.00                               87.5       22.00

     (c)  Greater than 2.00 to 1.00
          but Equal to or Less than
          2.50 to 1.00                               100.0      25.00

     (d)  Greater than 2.50 to 1.00
          but Equal to or Less than
          3.00 to 1.00                               125.0      31.25

     (e)  Greater than 3.00 to 1.00                  150.0      37.50

     Until receipt by the Agent of a Compliance Certificate for the first quarter of Fiscal Year 1996 or a pro forma Compliance Certificate giving effect to the receipt of proceeds from the sale of common stock by the Borrower the Applicable Margin for LIBOR Loans and Swing Line Loans shall be 125 basis points and the Unused Fee shall be 31.25 basis points;

          "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit executed by the Borrower from time to time and delivered to NationsBank to support the issuance of Letters of Credit;

          "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit B (with blanks appropriately filled
                                  ---------
     in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.01;

          "Authorized Representative" means any of the President, the Chief Financial Officer or the Controller of the Borrower or any other person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form attached hereto as Exhibit C;
                        ---------

          "Base Loan" means any Loan for which the rate of interest is determined by reference to the Base Rate;

          "Base Rate" means the per annum rate of interest equal to the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of 12:01 A.M. of the Business Day on which each such change occurs. The Base Rate is a reference rate used by Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor;

          "Base Rate Refunding Loan" means a Base Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay NationsBank in respect of Swing Line Outstandings;

          "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

          "Borrower's Account" means a demand deposit account number 3750165027, or any successor account with the Agent, which may be maintained at one or more offices of the Lender or an agent of the Lender;

          "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms attached hereto, respectively, as Exhibits D-1 and D-2;
        --------------------

          "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the States of Florida, New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed;

          "Capital Expenditures" means for any period the sum of (without duplication) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during that period that are for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower or any Subsidiary, excluding, however, the amount of any such expenditures paid for with proceeds of casualty insurance;

          "Capital Leases" means all leases which have been or should be capitalized in accordance with Generally Accepted Accounting Principles as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof;

          "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Agent and the Lender and on which the conditions set forth in Section 6.01 hereof have been satisfied;

          "Code" means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder;

          "Collateral" means, collectively, all property of the Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under the Pledge Agreement;

          "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 7.01(f)(i) hereof;

          "Consolidated Capitalization Ratio" means the ratio of (a) Consolidated Funded Indebtedness to (b) the sum of Consolidated Funded Indebtedness and Consolidated Shareholders' Equity;

          "Consolidated Current Assets" means cash and all other assets or resources of the Borrower and its Subsidiaries which are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year or which would be classified as a current asset, all determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

          "Consolidated Current Liabilities" means the amount of all liabilities of the Borrower and its Subsidiaries which by their terms are payable within one year (including all Indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of Indebtedness having a maturity date in excess of one year) all determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

          "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for the Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus
     (ii) Consolidated Interest

     Expense accrued during such period, plus (iii) taxes on income accrued during such period, plus (iv) amortization accrued during such period, plus
     (v) without duplication, any depreciation during such period, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

          "Consolidated EBITDAR" means the sum of Consolidated EBITDA plus Consolidated Rental Expense;

          "Consolidated Fixed Charge Ratio" means, with respect to the Borrower and its Subsidiaries for the Four-Quarter Period ending on the date of computation thereof, the ratio of (a) Consolidated EBITDAR to (b) Consolidated Fixed Charges;

          "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries, for the periods indicated, the sum of, without duplication,
     (i) Consolidated Interest Expense, (ii) Consolidated Rental Expense, and
     (iii) required principal payments of Consolidated Funded Indebtedness, including, without duplication, payments made with respect to earn-out obligations, made during the Four-Quarter Period ending on the date of computation thereof;

          "Consolidated Funded Indebtedness" means Indebtedness for Money Borrowed of the Borrower and its Subsidiaries and any liability associated with an earn-out obligation arising in connection with an Acquisition which is recorded as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries all as determined in accordance with Generally Accepted Accounting Principles;

          "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees (including, without limitation, fees payable in respect of a Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, and (iii) the portion of any liabilities incurred in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

          "Consolidated Leverage Ratio" means the ratio of Consolidated Funded Indebtedness to Adjusted Consolidated EBITDA;

          "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

          "Consolidated Pre-Tax Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries less all operating and non-operating expenses of the Borrower and its Subsidiaries excluding taxes on income, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries,
     (iii) net gains on the collection of proceeds of life insurance policies,
     (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

          "Consolidated Rental Expense" means and includes with respect to the period of determination thereof, the aggregate amount of all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the leased property) payable by the Borrower or any of its Subsidiaries, as lessee or sublessee under any lease of real or personal property and shall include any amounts required to be paid by the Borrower or any of its Subsidiaries (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges;

          "Consolidated Shareholders' Equity" means, at any time as of which the amount thereof is to be determined, the consolidated shareholders' equity as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

          "Consolidated Total Assets" means, as of any date on which the amount thereof is to be determined, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with

     Generally Accepted Accounting Principles applied on a Consistent Basis;

          "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements of such Person in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, as defined by Statement No. 5 of the Financial Accounting Standards Board, and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

               (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

               (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

               (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

               (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

               (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof;

     with respect to Contingent Obligations, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the present value of the amount which can reasonably be expected to become an actual or matured liability;

          "Cost of Acquisition" means, as at the date of entering into any agreement to Acquire any Person, the sum of the following without duplication: (i) the value of the capital stock or warrants or options to acquire capital stock of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) any cash or other property or the face amount of any debt instrument given as consideration, (iii) any Indebtedness or liabilities assumed by the Borrower or its Subsidiaries in connection with such Acquisition, including accounts payable and other current liabilities and (iv) all amounts paid or payable in respect of covenants not to compete, consulting agreements (either of which are required to be capitalized in accordance with Generally Accepted Accounting Principles) and other affiliated contracts in connection with such Acquisition;

          "Cost of Funds Rate" means the Federal Funds Effective Rate plus 10 basis points plus the Applicable Margin;

          "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder;

          "Default Rate" means (i) with respect to each LIBOR Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the LIBOR Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate,
     (ii) with respect to Base Rate Loans and Cost of Funds Loan, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and
     (iii) in any case, the maximum rate permitted by applicable law, if lower;

          "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America;

          "Eligible Securities" means the following obligations provided such securities are authorized to be acquired under the Borrower's Cash Management Account Investment Guidelines (the "Guidelines"):

               (a)  Government Securities;

               (b) the following debt securities of the following agencies or instrumentalities of the United States of America if at all times the full faith and credit of the United States of America is pledged to the full and timely payment of all interest and principal thereof:

                    (i) all direct or fully guaranteed obligations of the United States Treasury; and

                   (ii) mortgage-backed securities and participation certificates guaranteed by the Government National Mortgage Association;

               (c) the following obligations of the following agencies or instrumentalities of the United States of America:

                    (i) participation certificates and debt obligations of the Federal Home Loan Mortgage Corporation;

                   (ii) consolidated debt obligations, and obligations secured by a letter of credit, of the Federal Home Loan Banks; and

                  (iii) debt obligations and mortgage-backed securities of the Federal National Mortgage Association which have not had the interest portion thereof severed therefrom;

               (d) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

               (e) interest bearing demand or time deposits issued by a Lender or certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated A-3 or better by S&P or A or better by Moody's;

               (f)  Repurchase Agreements;

               (g)  Pre-Refunded Municipal Obligations;

               (h) shares of mutual funds which invest in obligations described in paragraphs (a) through (g) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

               (i) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's; and

               (j) those securities which comply with the Borrower's Guidelines, so long as the Agent shall have approved in writing such Guidelines.

          Obligations listed in paragraphs (a), (b) and (c) above which are in book-entry form must be held in a trust account with the Federal Reserve Bank or with a clearing corporation or chain of clearing corporations which has an account with the Federal Reserve Bank;

          "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or applicable published local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material;

          "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, all as the same shall be in effect at such date;

          "Event of Default" means any of the occurrences set forth as such in
     Section 10.01 hereof;

          "Existing Letter of Credit" means the Standby Letter of Credit No. 41424 issued by NationsBank upon application of Borrower in a stated amount of $2,400,000 for the benefit of Reliance Insurance Company;

          "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100% of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day,
                          --------
     the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on transactions of similar tenor, credit and amount as the tenor, credit and amount of the applicable Loan hereunder;

          "Fiscal Year" means the 52-53 week period of the Borrower ending at the close of business on the Sunday which is closest to December 31 of each calendar year;

          "Four-Quarter Period" means a period of four full consecutive fiscal quarter periods, taken together as one accounting period;

          "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

          "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America;

          "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether of a state of the United States, the United States or a foreign governmental entity;

          "Guarantors" means the Material Subsidiaries of the Borrower who shall either deliver to the Agent a Guaranty at the Closing Date or shall thereafter execute and deliver to the Agent a Guaranty Agreement pursuant to Section 8.19 hereof;

          "Guaranty Agreement" means each Guaranty and Suretyship Agreement of a Guarantor of even date herewith (or, as to Guaranties delivered pursuant to Section 8.19 hereof, dated as of the date of delivery thereof) in favor of the Agent, for the benefit of the Lenders, as the same may be amended, modified or supplemented;

          "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law;

          "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, all Rate Hedging Obligations and other items which in accordance with Generally Accepted Accounting Principles is classified as a liability on a balance sheet other than accrued expenses and accrued taxes; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year;

     provided that in no event shall the term Indebtedness include partners' capital, surplus and retained earnings, minority interest in Subsidiaries, lease obligations (other than pursuant to Capital Leases), reserves for current and deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations;

          "Indebtedness for Money Borrowed" means all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements);

          "Interbank Offered Rate" means, with respect to any LIBOR Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16th) of one percent) per annum rate of interest determined by the office of the Agent then determining such rate (each such determination to be conclusive and binding) as of two LIBOR Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the LIBOR Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the LIBOR Loan. If no such offers or quotes are generally available for such amount, the Agent shall be entitled to determine the LIBOR Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available;

          "Interest Period" for each LIBOR Loan means a period commencing on the date such LIBOR Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such LIBOR Loan, and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative three (3) LIBOR Business Days prior to the beginning of such Interest Period; provided, that,
                                        --------

               (i) if the Authorized Representative fails to notify the Agent of the length of an Interest Period three (3) LIBOR Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Loan as of the first day thereof;

              (ii) if an Interest Period for a LIBOR Loan would end on a day which is not a LIBOR Business Day such Interest Period shall be extended to the next LIBOR Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day); and

             (iii) there shall not be more than 4 (four) Interest Periods in effect on any day;

          "Interest Rate Selection Notice" means the telephonic or telefacsimile request of an Authorized Representative to elect a subsequent Interest Period for or to convert a Loan or Loans of any type hereunder, as such election or conversion shall be otherwise permitted herein. Any Interest Rate Selection Notice shall be binding on and irrevocable by the Borrower and shall be confirmed by facsimile transmission delivered to the Agent, effective upon receipt, on the same Business Day upon which the telephonic request is made, by the Authorized Representative in the form attached hereto as Exhibit E;
               ---------

          "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended or modified from time to time;

          "Lending Office" means, as to each Lender, the Lending Office or Offices of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained;

          "Letter of Credit" means a standby letter of credit issued by NationsBank for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower including the Existing Letter of Credit;

          "Letter of Credit Facility" means the facility described in Article III hereof providing for the issuance by NationsBank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment;

          "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount remaining undrawn under all Letters of Credit plus Reimbursement Obligations then outstanding;

          "LIBOR Business Day" means a Business Day on which the relevant international financial markets are open for the transaction of the business contemplated by this Agreement in London, England and New York, New York;

          "LIBOR Loan" means a Loan for which the rate of interest is determined by reference to the LIBOR Rate;

          "LIBOR Rate" means, for the Interest Period for any LIBOR Loan, the rate of interest per annum determined pursuant to the following formula:

                              Interbank Offered Rate      Applicable
                         ---------------------------    +
          LIBOR Rate =   1 - LIBOR Reserve Percentage     Margin


          "LIBOR Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBOR Loans is determined), whether or not the Agent or any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the Agent or any Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage;

          "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owners of any property which any of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

          "Loan" or "Loans" means any borrowing under the Revolving Credit Facility, whether a LIBOR Loan, Base Loan or Swing Line Loan;

          "Loan Documents" means this Agreement, the Notes, the Guaranties, Applications and Agreements for Letters of Credit, the LC Account Agreement, the Pledge Agreement and all other instruments and documents heretofore or hereafter executed or delivered to and in favor of the Agent for the benefit of the Lenders in connection with the Loans or the Letters of Credit made, issued or created under this Agreement as the same may be amended, modified or supplemented from the time to time;

          "Material Subsidiary" means Subsidiaries of Borrower existing on the Closing Date and in the case of any Subsidiary acquired or created after the Closing Date any direct or indirect Subsidiary of the Borrower which
     (i) has total assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 8.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year end financial statements referenced in Section 7.01(f) (the "Required Financial Information")) or (ii) has pre-tax income equal to or greater than 5% of Consolidated Pre-Tax Income (calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that notwithstanding the
                             --------  -------
     foregoing, the term "Material Subsidiaries" shall mean Subsidiaries of the Borrower that together with the Borrower have assets equal to not less than 85% of Consolidated Total Assets (calculated as described above) and pre-tax income of not less than 85% of Consolidated Pre-Tax Income (calculated as described above); provided further that if more than one combination of
                          -------- -------
     Subsidiaries satisfies such threshold, then those Subsidiaries so determined by the Borrower to be "Material Subsidiaries" shall be specified by the Borrower.

          "Moody's" means Moody's Investors Service, Inc., a Delaware corporation;

          "Multi-employer Plan" means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is also a multi-employer plan as defined in Section 4001(a)(3) of ERISA;

          "Net Funded Indebtedness" means Consolidated Funded Indebtedness less cash and Eligible Securities (other than those described in clause (j) which are not otherwise permitted in clauses (a) through (i) of the definition of Eligible Securities) having a maturity of less than one year aggregating in excess of $5,000,000;

          "Note" or "Notes" means, as the case may be, individually or collectively the promissory notes of the Borrower evidencing Loans executed and delivered to the Lenders as provided in
     Section 2.06 hereof substantially in the form attached hereto as Exhibit F;
                                                                      ---------

          "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations, (iii) all liabilities of Borrower to the Lenders which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders hereunder, under any one or more of the other Loan Documents or with respect to the Loans;

          "Participation" means (i) with respect to any Lender (other than NationsBank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect to a Letter of Credit issued by NationsBank in accordance with the terms hereof and (ii) with respect to any Lender (other than NationsBank) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Swing Line Loan made by NationsBank in accordance with the terms hereof;

          "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

          "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Stock Pledge Agreement dated as of the date hereof between the Borrower and the Agent for the benefit of the Agent and the Lenders and (ii) any additional Stock Pledge Agreement delivered to the Agent pursuant to Section 8.19 as hereafter amended, supplemented or replaced from time to time;

          "Pledged Stock" has the meaning given to such term in the Pledge Agreement;

          "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants;

          "Prime Rate" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender;

          "Principal Office" means the office of the Agent at Independence Center, 15th Floor, Charlotte, North Carolina 28255, Attention: Agency Services or such other office and address as the Agent may from time to time designate;

          "Rate Hedging Obligations" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

          "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

          "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including with respect to "highly leveraged transactions," whether or not having the force of law, whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof;

          "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of

     Credit to reimburse NationsBank and the Lenders to the extent of their respective Participations (including by the receipt by NationsBank of proceeds of Loans pursuant to Section 2.01) for amounts theretofore paid by NationsBank pursuant to a drawing under such Letter of Credit;

            "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's;

            "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least (i) if there shall be fewer than three (3) Lenders or if the Agent's Credit Exposure is greater than 66-2/3%, 100% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be three (3) or more Lenders, 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal
      ---------------
     amount of the Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment (without regard to any Swing Line Outstandings) plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings; provided that, (i) if any Lender shall have failed to pay to NationsBank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit and Reimbursement Obligations shall be deemed to be held by NationsBank for purposes of this definition and (ii) if any Lender shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan, such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition;

            "Revolving Credit Advance Account" means an account on the books of the Agent in which

                 (i) each Advance by the Lenders pursuant to Section 2.01 shall be debited thereto by recording therein on the date of such Advance a debit entry in the amount of such Advance; and

                 (ii) each payment made to the Agent for the benefit of the Lenders for credit to the Revolving Credit Advance Account shall be credited thereto by recording therein on the date paid to the Agent a credit entry in the amount of such payment;

            "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Advances to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment;

            "Revolving Credit Debit Balance" means an amount equal to the excess, if any, of all debit entries over all credit entries required to be recorded pursuant to Section 2.01 hereof in a Revolving Credit Advance Account of the Agent up to and including the date of computation;

            "Revolving Credit Facility" means the facility described in Article II hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of up to the Total Revolving Credit Commitment;

            "Revolving Credit Termination Date" means (i) April 30, 2001 or (ii) such earlier date of termination of Lenders' obligations pursuant to
     Section 10.01 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily permanently terminate the Revolving Credit Facility by payment in full of all Obligations (including the discharge of all Obligations of the Lender with respect to Letters of Credit and Participations);

            "S&P" means Standard & Poor's, a division of McGraw-Hill Companies;

            "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is not a Multi-employer Plan;

            "Solvent" means, when used with respect to any Person, that at the time of determination:

                 (i) the fair value of its assets is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

                (ii) it is then able and expects to be able to pay its debts as they mature; and

               (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

            "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries; provided that for purposes of this

     Agreement People Systems, Inc. shall be deemed a Subsidiary so long as it is deemed to be under the control of the Borrower;

            "Swap Agreement" means one or more agreements with respect to Indebtedness evidenced by the Notes between the Borrower and a Lender, on terms mutually acceptable to such Borrower and such Lender, which agreements create Rate Hedging Obligations;

            "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to Section 2.14;

            "Swing Line Loans" means loans made by NationsBank to the Borrower pursuant to Section 2.14;

            "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding;

            "Total Letter of Credit Commitment" means an amount not to exceed $20,000,000;

            "Total Revolving Credit Commitment" means a principal amount equal to $150,000,000, as reduced from time to time in accordance with Section 2.07;

            "Unused Fee" means the fee payable by Borrower to the Agent for the benefit of the Lenders pursuant to Section 2.11, such fee to be determined as set forth under the definition of Applicable Margin.

     1.02   Accounting Terms.  All accounting terms not specifically defined
            ----------------
herein shall have the meanings assigned to such terms and shall be interpreted in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

                                  ARTICLE II

                                   The Loans
                                   ---------

     2.01   Revolving Credit Facility
            -------------------------

     (a)    Commitment.  Subject to the terms and conditions of this Agreement,
            ----------
each Lender agrees to make Advances to the Borrower, from time to time from the Closing Date until the Revolving Credit Termination Date, provided, however,
                                                          --------
that the Lenders will not be required and shall have no obligation to make any Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of the Notes as a result of an Event of Default; provided further, however, that immediately after
                               --------
giving effect to each Advance, the Revolving Credit Debit Balance plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow hereunder, on a Business Day in the case of a Base Loan and on a LIBOR Business Day in the case of a LIBOR Loan, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (x) no LIBOR Loan shall be made which
                  --------
has an Interest Period that extends beyond the Revolving Credit Termination Date and (y) each LIBOR Loan may, subject to the provisions of Section 2.08, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by
Section 4.04.

     (b)    Amounts.  The aggregate unpaid principal amount of the Revolving
            -------
Credit Debit Balance plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time, an amount equal to the Total Revolving Credit Commitment. At no time shall the outstanding principal amount of Swing Line Loans exceed $10,000,000. Each Loan (other than Swing Line Loans which shall be governed by Section 2.14) hereunder and each conversion under
Section 2.08 shall be in an amount of at least $1,000,000 and an integral multiple of $100,000.

     (c)    Advances.  (i)  An Authorized Representative shall give the Agent
            --------
(1) at least three (3) LIBOR Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan that is a LIBOR Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Base Loans to LIBOR Loans or the continuation of a LIBOR Loan for an additional Interest Period) prior to 10:30 A.M. Charlotte, North Carolina time and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.01(c)(iv)) that is a Base Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from LIBOR Loans to Base Loans) prior to 10:30 A.M. Charlotte, North Carolina time one Business Day prior to the day of such proposed Loan. Each such notice shall specify the amount of the borrowing, the type of Loan (Base or LIBOR), the date of borrowing and, if a LIBOR Loan, the
Interest Period to be used in the computation of interest.   Notice of receipt
of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

     (ii) Not later than 2:00 P.M. Charlotte, North Carolina time on the date specified for each borrowing under this Section 2.01, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Loan or Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

     (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to convert the Loans in accordance with Section 2.08. LIBOR Loans and Base Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time
               --------  -------
LIBOR Loans having more than four (4) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion of any Loan to or continuation of a Loan as a LIBOR Loan by the time prescribed by
Section 2.01(c) or 2.08, the Borrower shall be deemed to have elected to convert such Loan to (or continue such Loan as) a Base Loan until the Borrower notifies the Agent in accordance with Section 2.08.

     (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by NationsBank prior to the Revolving Credit Termination Date, and the Borrower shall not immediately fully reimburse NationsBank in respect of such drawing, (A) provided that the conditions to making a Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to NationsBank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of NationsBank) in immediately available funds the purchase from NationsBank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse NationsBank in respect thereof, then notice of such drawing or payment shall be provided promptly by NationsBank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.01(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.01(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall continue as, a Base Loan unless and until the Borrower converts such Base Loan in accordance with the terms of
Section 2.08.

     2.02   Payment of Interest.  (a) The Borrower shall pay interest to the
            -------------------
Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by each Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Loans or applicable LIBOR Rate for LIBOR Loans, as designated by the Authorized Representative pursuant to Section 2.01 hereof or as otherwise provided herein; provided, however, that if any amount shall not be paid when due (at maturity,
- --------
by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

     (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on each Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing June 30, 1996, on each Base Loan, (ii) on the last day of the applicable Interest Period for each LIBOR Loan and, if any Interest Period extends for more than three months, at intervals of three months after the first day of the Interest Period in respect of the related LIBOR Loan, and (iii) upon payment in full of the principal amount of the Loan at the Revolving Credit Termination Date.

     2.03   Payment of Principal.  The principal amount of each Loan shall be
            --------------------
due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Loan may be prepaid in whole or in part at any time. The principal amount of any LIBOR Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section
4.04. All prepayments of Loans made by the Borrower shall be in the amount of $100,000 or such greater amount which is an integral multiple of $100,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.01(b) or Section 2.08.

     2.04   Non-Conforming Payments.  (a) Each payment of principal (including
            -----------------------
any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 12:30 P.M. Charlotte, North Carolina time on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

     (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. Charlotte, North Carolina time on the date such payment is due to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the first Business Day on which such funds were available prior to 12:30 P.M. Charlotte, North Carolina time. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the first Business Day on which such funds were available prior to 12:30 P.M. Charlotte, North Carolina time at the Default Rate from the date such amount was due and payable.

     (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue
                                 --------
during the period of any such extension and provided further, that in no event
                                            --------
shall any such due date be extended beyond the Revolving Credit Termination
Date.

     2.05   Borrower's Account.  The Borrower shall continuously maintain the
            ------------------
Borrower's Account for the purposes herein contemplated.

     2.06   Notes.  Loans made by each Lender shall be evidenced by, and be
            -----
repayable with interest in accordance with the terms of, the Note payable to the order of such Lender in the amount of its Revolving Credit Commitment, and, in the case of NationsBank, the amount of the Swing Line, which Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     2.07   Reductions.  The Borrower shall, by notice from an Authorized
            ----------
Representative, have the right from time to time (but not more frequently than once during each fiscal quarter), upon not less than two (2) Business Days' written notice to the Agent to reduce the Total Revolving Credit Commitment. Each such reduction shall be in the aggregate amount of $500,000 or such greater amount which is in an integral multiple of $500,000, or the entire remaining Total Revolving Credit Commitment and shall permanently reduce the Total Revolving Credit Commitment. No such reduction shall result in the payment of any LIBOR Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under Section
4.04. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Loans to the extent that the sum of the Revolving Credit Debit Balance, Letter of Credit Outstandings and Swing Line Outstandings exceeds the Total Revolving Credit Commitment, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

     2.08   Conversions and Elections of Subsequent Interest Periods.
            --------------------------------------------------------
Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Sections 4.01(b), 4.02 and 4.03 hereof, the Borrower may:

     (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. Charlotte, North Carolina time on any Business Day, convert all or a part of LIBOR Loans to Base Loans on the last day of the Interest Period for such LIBOR Loans; and

     (b) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) LIBOR Business Days' prior to the date of such election or conversion:

          (i) elect a subsequent Interest Period for all or a portion of LIBOR Loans to begin on the last day of the then current Interest Period for such LIBOR Loans; and

         (ii)    convert Base Loans to LIBOR Loans on any Business Day.

     Each election and conversion pursuant to this Section 2.08 shall be subject to the limitations on LIBOR Loans set forth in the definition of "Interest Period" herein and in Sections 2.01, 2.02 and Article IV. The Agent shall give written notice to each Lender of such notice of election or conversion prior to 2:00 P.M. on the day such notice of election or conversion is received. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     2.09   Increase and Decrease in Amounts.  The amount of the Total Revolving
            --------------------------------
Credit Commitment which shall be available to the Borrower shall be reduced by the aggregate amount of all Letter of Credit Outstandings and Swing Line Outstandings.

     2.10   Pro Rata Payments.  Except as otherwise provided herein, (a) each
            -----------------
payment on account of the principal of and interest on the Loans made pursuant to Section 2.01 and the fees described in Section 2.11 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

     2.11   Unused Fee.  For the period beginning on the Closing Date and ending
            ----------
on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Facility has terminated), the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages an Unused Fee equal to Applicable Margin per annum times the sum of the daily amount by which the Total Revolving Credit Commitment exceeds the sum of the average daily (i) Revolving Credit Debit Balance (which do not include Swing Line Outstandings in the case of Lenders other than NationsBank) and (ii) Letter of Credit Outstandings. Such payments of fees provided for in this Section shall be due in arrears on the last Business Day of each March, June, September and December beginning June 30, 1996 to and on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Facility has terminated). Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     2.12   Deficiency Advances.  No Lender shall be responsible for any default
            -------------------
of any other Lender in respect to such other Lender's obligation to make any Loan or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Note in its favor as a Lender evidencing Revolving Loans all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the Note of the Agent evidencing Revolving Loans in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

     2.13   Use of Proceeds.  The proceeds of the Loans made pursuant to the
            ---------------
Revolving Credit Facility hereunder shall be used by the Borrower for working capital and other general corporate purposes including Acquisitions to the extent permitted herein.

     2.14   Swing Line.  (a) Notwithstanding any other provision of this
            ----------
Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if, to the actual knowledge of NationsBank, the Borrower is not in compliance with all the conditions to the making of Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $10,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Debit Balance and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment. Swing Line Loans shall be limited to Loans bearing interest at the Cost of Funds Rate. The Borrower may borrow, repay and reborrow under this Section 2.14. Unless notified to the contrary by NationsBank, borrowings under the Swing Line shall be made in the minimum amount of $100,000 or, if greater, in amounts which are integral multiples of $10,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the

Borrower made to NationsBank not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit
                                                                     -------
D-2, with appropriate insertions. Unless notified to the contrary by
- ---
NationsBank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $10,000 or the aggregate amount of all Swing Line Outstandings. If the Borrower instructs NationsBank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 2:00 P.M. Charlotte, North Carolina time on a Business Day, such payment shall be deemed received on the next Business Day.

     (b) Swing Line Loans shall bear interest at the Cost of Funds Rate, the interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Sections 2.01(b) and 2.02 with respect to interest on Base Loans. The Swing Line Outstandings shall be evidenced by the Note delivered to NationsBank pursuant to Section 2.06.

     (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein.
Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed (i) provided that the conditions to making Loans shall be satisfied, a Base Rate Refunding Loan under Section 2.01 until the Borrower converts such Base Loan in accordance with the terms of
Section 2.08, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

     The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.01 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to NationsBank the amount necessary to repay such Swing Line Out standings (which NationsBank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.01(c)(ii). The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the

Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                  ARTICLE III

                               Letters of Credit
                               -----------------

     3.01   Letters of Credit.  NationsBank agrees, subject to the terms and
            -----------------
conditions of this Agreement, upon request of Borrower to issue from time to time for the account of Borrower Letters of Credit upon delivery to NationsBank of an Applications and Agreements for Letter of Credit in form and content acceptable to NationsBank; provided, that the Letter of Credit Outstandings
                           --------
shall not exceed the Total Letter of Credit Commitment. No Letter of Credit shall be issued by NationsBank with an expiry date or payment date occurring subsequent to the fifth Business Day preceding the Revolving Credit Termination Date. NationsBank shall not issue any Letter of Credit if, after giving effect thereto, the Letter of Credit Outstandings plus Swing Line Outstandings and the Revolving Credit Debit Balance exceeds the Total Revolving Credit Commitment.

     3.02   Reimbursement.
            -------------

            (a) The Borrower hereby unconditionally agrees to immediately pay to NationsBank on demand at the Principal Office all amounts required to pay all drafts drawn under the Letters of Credit and all reasonable expenses incurred by NationsBank in connection with the Letters of Credit and in any event and without demand to place in possession of NationsBank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.01(c) hereof and Swing Line Loans if permitted under Section 2.14) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Borrower's obligations to pay NationsBank under this Section 3.02, and NationsBank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. NationsBank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. NationsBank may charge any account the Borrower may have with it for any and all amounts NationsBank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by NationsBank and the Borrower; provided that to the extent permitted by Section 2.01(c)(iv) and Section 2.14, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay NationsBank interest on any Reimbursement Obligations from the date of any draw at the Base Rate plus two percent (2.0%) per annum, or the maximum rate permitted by applicable law, if lower, such rate to be calculated on the basis of a year of 360 days for actual days elapsed.

            (b) In accordance with the provisions of Section 2.01(c)(iv), NationsBank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by NationsBank of such drawing.

            (c) Each Lender (other than NationsBank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of NationsBank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay NationsBank under Section 3.02(a), each Lender (other than NationsBank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to NationsBank as hereinafter described, its Applicable Commitment Percentage of the liability of NationsBank under such Letter of Credit.

            (i) Each Lender (including NationsBank in its capacity as a Lender) shall, subject to the terms and conditions of Article II, pay to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in Section 2.01(c)(iv).

            (ii) Simultaneously with the making of each payment by a Lender to NationsBank pursuant to Section 2.01(c)(iv)(B), such Lender shall, automatically and without any further action on the part of NationsBank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with
     Section 2.01(c)(iv), Swing Line Loans made in accordance with Section 2.14, or otherwise.

            (iii) Each Lender's obligation to make payment to the Agent for the account of NationsBank pursuant to Section 2.01(c)(iv) and this Section 3.02(c), and the right of NationsBank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of NationsBank in full upon such request as required by Section 2.01(c)(iv) or this Section 3.02(c), such Lender shall, on demand, pay to the Agent for the account of NationsBank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.01(c) until such Lender pays such amount to the Agent for the account of NationsBank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

            (iv) In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by NationsBank from the Borrower, NationsBank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

            (d) Promptly following the end of each calendar quarter, NationsBank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, NationsBank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

            (e) The issuance by NationsBank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6.01 hereof, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to NationsBank consistent with the then current practices and procedures of NationsBank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as NationsBank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

            (f) Without duplication of Section 12.05 hereof, the Borrower hereby agrees to indemnify and hold harmless NationsBank and each other Lender from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which NationsBank and each other Lender or the Agent may incur (or which may be claimed against NationsBank and each other Lender by any Person) by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify NationsBank and each other Lender for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of NationsBank to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 3.02(f) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

            (g) Without limiting the Borrower's rights as set forth in Section 3.02(f) above, the obligation of the Borrower to immediately reimburse NationsBank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreements for any Letter of Credit, under all circumstances whatsoever, including, without limitation, the following circumstances:

            (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

            (ii) any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

            (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other person or entity, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

            (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lender or any other Person;

            (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

            (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Lender, with or without notice to or approval by the Borrower in respect of any of the Borrower's Obligations under this Agreement; or

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained herein shall be deemed to release NationsBank of any liability for actual loss arising as a result of its gross negligence or willful misconduct or out of the wrongful dishonor by NationsBank of a proper demand for payment made under and strictly complying with the terms of any Letter of Credit.

     3.03   Letter of Credit Fee.  The Borrower agrees to pay to the Agent, for
            --------------------
the pro rata benefit of the Lenders, a fee on the aggregate amount available to be drawn on each Outstanding Letter of Credit at a rate equal to the Applicable Margin for a LIBOR Loan. In addition, the Borrower agrees to pay to NationsBank a Letter of Credit fronting fee equal to one-eighth of one percent per annum of Letter of Credit Outstandings. Such payment of fees provided for in this
Section 3.03 shall be due with respect to each Letter of Credit quarterly in arrears on the last Business Day of each March, June, September and December, beginning on the first such date following issuance of a Letter of Credit. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     3.04   Administrative Fees and Reserves.  The Borrower shall pay to
            --------------------------------
NationsBank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as NationsBank and the Borrower shall agree from time to time.

                                  ARTICLE IV

                        Yield Protection and Illegality
                        -------------------------------

     4.01   Additional Costs.  (a) The Borrower shall promptly pay to the Agent
            ----------------
for the account of a Lender from time to time, without duplication, such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans, or the issuance or maintenance by NationsBank of or any other Lender's Participation in any Letter of Credit issued or Swing Line Loan extended hereunder, or any reduction in any amount receivable by such Lender under this Agreement, the Note or the Letters of Credit in respect of any of such Loans or such obligation or the Letters of Credit, including reductions in the rate of return (without any mark-up) on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), in each case resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans or Letters of Credit (other than taxes imposed on or measured by the income, revenues or assets of such Lender); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.01 hereof); or (iii) has or would have the effect of reducing the rate of return on capital of any such Lender to a level below that which the Lender could have achieved but for such Regulatory Change (taking into consideration the Lender's policies with respect to capital adequacy); or (iv) imposes any other condition adversely affecting the Agent or the Lenders under this Agreement, the Notes or the issuance or maintenance of, or any Lender's Participation in, the Letters of Credit (or any of such extensions of credit or liabilities) which condition has been imposed upon such Lender as well as other lending institutions that are similarly situated for general purposes and not as a penalty or fine for such Lender's action or failure to act. The Lender will notify the Authorized Representative, with a copy to the Agent, of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

     (b)    Without limiting the effect of the foregoing provisions of this
Section 4.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the Borrower, with a copy to the Agent, the obligation hereunder of the Lender to make, and to convert Base Loans into, LIBOR Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrower shall, on the last day(s) of the then current Interest Period(s) for outstanding LIBOR Loans convert such LIBOR Loans into Base Loans; provided, however, that the suspension of such obligation and the
            --------  -------
conversion of any LIBOR Loans into Base Loans shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders and Borrower, and the obligation of the other Lenders to make, and to convert Base Loans into, LIBOR Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Loans into, LIBOR Loans is suspended, then any request by the Borrower during the pendency of such suspension for a LIBOR Loan shall be deemed a request for such LIBOR Loan from the Lender(s) not subject to such suspension and for a Base Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

     (c) Determinations by any Lender for purposes of this Section 4.01 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make Loans or by NationsBank to issue any Letter of Credit hereunder, or on amounts receivable by any Lender in respect of Loans or Letters of Credit, and of the additional amounts required to compensate any Lender in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis taking into account any Lender's reasonable policies as to the allocation of capital, costs and other items. A Lender shall not be entitled to receive compensation for any such costs which are incurred more than one hundred and twenty (120) days before the giving of notice of the incurrence of such costs. The notice shall include an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth the Lender's determination of any such Additional Costs.

     4.02   Suspension of Loans.  Anything herein to the contrary
            -------------------
notwithstanding, if, on or prior to the determination of any interest rate for any LIBOR Loan for any Interest Period, the Agent determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

            (a) quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such LIBOR Loan as provided in this Agreement; or

            (b) the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in Section 1.01 hereof upon the basis of which the LIBOR Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lenders of making or maintaining such LIBOR Loan for such Interest Period or such LIBOR Loan (which determination shall be made on a reasonable basis by the Agent, and the Agent shall furnish the Authorized Representative evidence of the facts leading to such determination);

then the Agent shall give the Authorized Representative prompt (and in any event within two (2) Business Days) notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBOR Loans that are subject to such condition, or to convert Loans into LIBOR Loans that are subject to such condition, and the Borrower shall on the last day(s) of the then current Interest Period(s) for outstanding LIBOR Loans, as applicable, convert such LIBOR Loans into a LIBOR Loan if such LIBOR Loan is not subject to the same or similar condition, or Base Loans, if available hereunder. The Agent shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this Section 4.02 promptly following the determination by the Agent that the availability of LIBOR Loans is, or is to be, suspended as a result thereof, it being understood that if possible the Agent
                               -------------------
shall provide such notice prior to such suspension. At such time when such condition is no longer in effect, the Agent shall promptly notify the Borrower and the availability of LIBOR Loans shall be reinstated.

     4.03   Illegality.  Notwithstanding any other provision of this Agreement,
            ----------
in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly (and in any event within two (2) Business Days) notify the Borrower (with a copy to the Agent) thereof and such Lender's obligation to make or continue LIBOR Loans, or convert Base Loans into LIBOR Loans, shall be suspended until such time as such Lender may again make and maintain LIBOR Loans, and such Lender's outstanding LIBOR Loans shall be converted into Base Loans in accordance with Section 2.08 hereof, it being understood that such LIBOR Loans shall be converted to Base
        -------------------
Loans immediately only to the extent required by law and shall otherwise continue to be LIBOR Loans until the end of the then current Interest Period. At such time as it becomes lawful for such Lender to make or maintain LIBOR Loans, the Lender shall promptly notify the Borrower and the availability of LIBOR Loans shall be reinstated. The conversion of any LIBOR Loans into Base Loans shall apply only to any Lender who is affected by such restrictions and who has provided the notice described above, and the obligation of the other Lenders to make, and to convert Base Loans into, LIBOR

Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Loans into, LIBOR Loans is so suspended, then any request by the Borrower during the pendency of such suspension for a LIBOR Loan shall be deemed a request for such LIBOR Loan from the Lender(s) not subject to such suspension and a request for a Base Loan in the case of a Lender subject to suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

     4.04   Compensation.  The Borrower shall promptly pay to each Lender, upon
            ------------
the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

            (a) any payment, prepayment or conversion of a LIBOR Loan on a date other than the last day of the Interest Period for such LIBOR Loan, including without limitation any conversion required pursuant to Section 4.03; or

            (b) any failure by the Borrower to borrow, continue or convert a LIBOR Loan on the date for such borrowing specified in the relevant Borrowing Notice under Article II hereof;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the then current Interest Period for such LIBOR Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date scheduled for such borrowing or conversion) at the applicable rate of interest for such LIBOR Loan provided for herein over (ii) the Interbank Offered Rate (as reasonably determined by the Agent) for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period; provided, however, that the Lender shall
                                      --------  -------
mitigate the amount of such compensation by re-investing the funds so received or the funds to be so borrowed (as the case may be) in a commercially reasonable manner designed to obtain the highest rate of return possible. A determination of a Lender as to the amounts payable pursuant to this Section 4.04 shall be conclusive, provided that such determinations are made on a reasonable basis. The Lender requesting compensation under this Section 4.04 shall furnish to the Authorized Representative, with a copy to the Agent, calculations in reasonable detail setting forth the Lender's determination of the amount of such compensation.

     4.05   Alternate Loan and Lender.  In the event any Lender suspends the
            -------------------------
making of any LIBOR Loan pursuant to this Article IV (herein a "Restricted Lender"), the Restricted Lender's Commitment

Percentage of any LIBOR Loan shall bear interest at the Base Rate or the LIBOR Rate for which the suspension does not apply, as selected by Borrower, until the Restricted Lender once again makes available the applicable LIBOR Loan. Notwithstanding the provisions of Section 2.02(b)(i), interest shall be payable to the Restricted Lender at the time and manner as paid to those Lenders making available LIBOR Loans.

     4.06   Taxes.  (a) All payments by the Borrower of principal of, and
            -----
interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Agent pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Closing Date, (iv) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits and (v) any taxes arising after the Closing Date solely as a result of or attributable to any Lender changing its designated lending office after the date hereof (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

            (x) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (y) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

            (z) pay to the Agent for the account of each Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount each Lender would have received had no such withholding or deduction been required.

     If, as a result of the Borrower's payment of the amount required to be withheld or deducted, any Lender receives a credit or reimbursement from the applicable taxing authority (and no withholding or deduction from any such payment to such Lender has previously been made in respect thereof), such Lender shall rebate to the Borrower promptly after its receipt thereof the amount of the credit or reimbursement received by such Lender as a result of such withholding or deduction.

     (b) Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

     (c) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.06, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

                                   ARTICLE V

                                   Security
                                   --------

     5.01   Security.  As security for the full and timely payment and
            --------
performance of all Obligations, the Borrower shall on or before the Closing Date do all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws).

     5.02   Further Assurances.  At the request of the Agent, the Borrower will
            ------------------
or will cause its Subsidiaries, as the case may be, to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents.

                                  ARTICLE VI

                    Conditions to Making Loans and Issuing
                    --------------------------------------
                               Letters of Credit
                               -----------------

     6.01   Conditions of Initial Advance and Issuance of Letters of Credit.
            ---------------------------------------------------------------
The obligation of the Lenders to make the initial Advance and of NationsBank to issue the Letters of Credit and to make Swing Line Loans pursuant to this Agreement is subject to the conditions precedent that the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and the Lenders, the following:

            (a) executed originals of each of this Agreement, the Note and the other Loan Documents, together with all schedules and exhibits thereto;

            (b)  the pledged stock and stock powers executed in blank;

            (c) favorable written opinions of special counsel to the Borrower and the Guarantors dated the Closing Date, addressed to the Lender substantially in the form of Exhibits G-1 and G-2 attached hereto;
                                  --------------------

            (d) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of the Borrower and each of the Guarantors certified by its secretary or assistant secretary as of the Closing Date, appointing (in the case of the Borrower) the initial Authorized Representative and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

            (e) specimen signatures of officers of the Borrower and each Guarantor executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary of the Borrower or Guarantor, as applicable;

            (f) a certificate of an Authorized Representative of the Borrower and each Guarantor as to the absence of any change in the Charter documents and bylaws since February 12, 1996;

            (g) the charter documents and bylaws of any Guarantor which has not previously delivered the same to the Agent, certified by the secretary or assistant secretary of such Guarantor;

            (h) certificates issued as of a recent date by the Secretaries of State of the jurisdiction of incorporation of the Borrower and each Guarantor, as the case may be, as to the due existence and good standing of the Borrower and each Guarantor therein;

            (i) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower and each Guarantor as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could materially adversely affect the business, operations or conditions, financial or otherwise, of the Borrower or any Guarantor;

            (j) receipt by the Agent and the Lenders of such fees and other consideration as may be required by the terms of the commitment to lend;

            (k)  notice of appointment of the initial Authorized Representative;

            (l)  evidence of insurance required by the Loan Documents; and

            (m) such other documents, instruments, certificates and opinions as the Agent may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

     6.02   Conditions of Loans.  The obligations of the Lenders to make any
            -------------------
Loans and of NationsBank to issue Letters of Credit and to make Swing Line Loans hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

            (a) the Agent, or NationsBank, in the case of Swing Line Loans, shall have received a Borrowing Notice if required by Article II hereof;

            (b)  the representations and warranties of the Borrower set forth in
     Article VII hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or issuance of such Letters of Credit, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 7.01(f)(i) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.01 hereof;

            (c) in the case of the issuance of a Letter of Credit, Borrower shall have executed and delivered to NationsBank an Applications and Agreements for Letter of Credit in form and content reasonably acceptable to NationsBank together with such other instruments and documents as it shall reasonably request;

            (d) at the time of, and after giving effect to, each such Advance, Swing Line Loan or issuance of each Letter of Credit, as the case may be, no Default or Event of Default specified in Article X hereof, shall have occurred and be continuing; and

            (e)  immediately after giving effect to:

                 (i) a Loan, the aggregate principal balance of all outstanding Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                 (ii) a Letter of Credit, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of NationsBank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                 (iii) a Swing Line Loan, the Swing Line Outstandings shall not exceed $10,000,000; and

                 (iv) a Loan (including Swing Line Loan) or a Letter of Credit, the sum of Letter of Credit Outstandings plus Revolving Credit Debit Balance plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment.

                                  ARTICLE VII

                        Representations and Warranties
                        ------------------------------

     7.01   Representations and Warranties.  The Borrower represents and warrant
            ------------------------------
with respect to itself and each Subsidiary(which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

            (a)  Organization and Authority.
                 --------------------------

                 (i) the Borrower is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;

                 (ii) the Borrower (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a material adverse effect on the business or operations taken as a whole of the Borrower;

                 (iii) the Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party; and

                 (iv) each Guarantor has the power and authority to execute, deliver and perform the Guaranty Agreement and each of the other Loan Documents to which it is a party;

                 (v) when executed and delivered, each of the Loan Documents to which Borrower and any Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower or Guarantor, as the case may be, enforceable against the Borrower and such Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally, to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

            (b)  Loan Documents.  The execution, delivery and performance by the
                 --------------
Borrower and each Guarantor of each of the Loan Documents to which it is a party:

                (i) have been duly authorized by all requisite corporate action (including any required shareholder approval) of the Borrower and each Guarantor required for the lawful execution, delivery and performance thereof;

                 (ii) do not violate any provisions of (1) applicable law, rule or regulation, (2) any order of any court or other agency of government binding on the Borrower or any Subsidiary or its respective properties, or (3) the charter documents or by-laws of Borrower or any Subsidiary;

                 (iii) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which Borrower or any Subsidiary is a party, or by which the properties or assets of Borrower or any Subsidiary are bound;

                 (iv) does not and will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower or any Subsidiary except any liens in favor of the Agent for the benefit of the Lenders created by the Loan Documents.

          (c)    Solvency.  Borrower is Solvent after giving effect to the
                 --------
transactions contemplated by this Agreement and the other Loan Documents.

          (d)    Subsidiaries and Stockholders.  Borrower has no Subsidiaries
                 -----------------------------
other than those Persons listed as Subsidiaries in Schedule 7.01(d) hereto;
                                                   ----------------
Schedule 7.01(d) to this Agreement states as of the date hereof the authorized
- ----------------
and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 7.01(d), free and clear of
                                          ----------------
any Lien.


          (e)    Ownership Interests.  Borrower owns no interest in any Person
                 -------------------
other than the Persons listed in Schedule 7.01(d) hereto and Eligible
                                 ----------------
Securities;

          (f)  Financial Condition. (i) The Borrower has heretofore furnished
               -------------------
     to the Agent for the benefit of the Lenders audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1995, January 1, 1995 and January 2, 1994 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Years then ended as examined and certified by Coopers & Lybrand. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Years and results of their operations and the changes in their stockholders' equity for the Fiscal Years then ended, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end adjustments;

         (ii) since December 31, 1995, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries considered as a whole or in the businesses, properties and operations of the Borrower and its Subsidiaries, considered as a whole, nor have such businesses or properties, considered as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

        (iii)  except as set forth in the financial statements referred to in
     Section 7.01(f)(i) or in Schedule 7.01(f) or Schedule 7.01(j) hereto ,
                              ----------------    ----------------
     neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material indebtedness, obligations, commitments or other liability contingent or otherwise which remain outstanding or unsatisfied;

          (g)  Title to Properties.  The Borrower has title to all its real
               -------------------
     and personal properties, subject to no transfer restrictions or Liens of any kind, except for (x) the transfer restrictions and Liens described in
     Schedule 7.01(g)-Liens attached hereto and incorporated herein by
     ----------------------
     reference, and (y) Liens permitted under Section 9.08;

          (h)  Taxes.  The Borrower and each Subsidiary has filed or caused to
               -----
     be filed all federal, state and local tax returns which are required to be filed by it and except for taxes and assessments being contested in good faith and against which reserves satisfactory to the Borrower's independent certified public accountants have been established, has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

            (i)  Other Agreements.   Neither the Borrower nor any Subsidiary is
                 ----------------

                 (i) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions materially adversely affecting the business, properties or assets, operation or condition (financial or otherwise) of the Borrower or any Subsidiary considered as a whole; or

                (ii) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could have, a material adverse effect on the business, operations or condition, financial or otherwise, of the Borrower or any Subsidiary considered as a whole;

            (j)  Litigation.  Except as set forth in Schedule 7.01(j) hereto,
                 ----------                          ----------------
     there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, which could reasonably be expected to materially adversely affect the financial condition, business or operations of the Borrower or any Subsidiary considered as a whole;

            (k)  Margin Stock.  The proceeds of the borrowings made pursuant to
                 ------------
     Article II hereof will be used by the Borrower only for the purposes set forth in Section 2.13 hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

            (l)  Investment Company.  Neither the Borrower nor any Subsidiary is
                 ------------------
     an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an

     "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. (S) 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

            (m)  Patents, Etc.  Except as set forth in Schedule 7.01(j), the
                 ------------                          ----------------
     Borrower and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of its business as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person;

            (n)  No Untrue Statement.  Neither this Agreement nor any other Loan
                 -------------------
     Document or certificate or document executed and delivered by or on behalf of the Borrower or any Guarantor in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading in any material respect;

            (o)  No Consents, Etc.  Neither the respective businesses or
                 ----------------
     properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental or other authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be;

            (p)  ERISA.
                 -----

                 (i) None of the employee benefit plans maintained at any time by the Borrower or any Subsidiary or the trusts created thereunder has engaged in a prohibited transaction which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA;

              (ii) None of the employee benefit plans maintained at any time by the Borrower or any Subsidiary which are employee pension benefit plans and which are subject to Title IV of ERISA or the trusts created thereunder has been terminated so as to result in a material liability of the Borrower or any Subsidiary under ERISA nor has any such employee benefit plan of the Borrower or any Subsidiary incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance which have been paid or are not yet due and payable; the neither Borrower nor any Subsidiary has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any assessed and unpaid withdrawal liability; the Borrower and each Subsidiary has made or provided for all contributions to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan; neither the Borrower nor any Subsidiary has incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by such Pension Benefit Guaranty Corporation;

             (iii) The present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA, maintained by the Borrower or any Subsidiary did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits;

              (iv) The consummation of the Loans and the issuance of the Letters of Credit provided for in Article II and Article III will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption;

               (v) To he best of the Borrower's knowledge, each employee pension benefit plan subject to Title IV of ERISA, maintained by the Borrower or any Subsidiary, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

              (vi) There has been no withdrawal liability incurred and unpaid with respect to any Multi-employer Plan to which the Borrower or any Subsidiary is or was a contributor;

             (vii) As used in this Agreement, the terms "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA;

            (viii) Neither the Borrower nor any Subsidiary has any liability not disclosed on any of the financial statements furnished to the Lenders pursuant to Section 7.01(f) hereof, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability would have a material adverse effect on the financial condition of the Borrower and its Subsidiaries.

          (q)  No Default.  As of the date hereof, there does not exist any
               ----------
     Default or Event of Default hereunder;

          (r)  Hazardous Materials.  The Borrower and each Subsidiary is in
               -------------------
     compliance with all applicable Environmental Laws in all material respects. Neither the Borrower nor any Subsidiary has been notified of any action, suit, proceeding or investigation which calls into question compliance by the Borrower or any Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material;

          (s)  RICO.  Neither the Borrower nor any Subsidiary is engaged in and
               ----
     has not engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws;

          (t)  Employment Matters.  Except as set forth on Schedule 7.01(t), the
               ------------------                          ----------------
     Borrower and each Subsidiary is in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any material litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters.

                                 ARTICLE VIII

                             Affirmative Covenants
                             ---------------------

     Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will and will cause each Subsidiary to:

     8.01   Financial Reports, Etc.  (a)  as soon as practical and in any event
            ----------------------
within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flows and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing opinions of Coopers & Lybrand, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower; and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 9.01, 9.02, 9.03, 9.04, 9.05, 9.06(c) and 8.19(b) of this Agreement, which certificate shall be in the form attached hereto as Exhibit H;
                        ---------

     (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last of the Fiscal Year), deliver to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such reporting period, the related consolidated statements of income, stockholders' equity and cash flows for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with the standards set forth in Section 7.01(f)(i) with respect to interim financials and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 8.01(a)(ii);

     (c)    together with each delivery of the financial statements required by
Section 8.01(a)(i) hereof, deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 8.01(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 8.01(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower or any Guarantor in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

     (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit of the Borrower or any of its Subsidiaries;

     (e) promptly, from time to time and prior to any Acquisition, deliver or cause to be delivered to the Agent and each Lender such other information regarding the operations, business affairs and financial condition of the Borrower, any Subsidiary, and any Person or assets which are the subject of any Acquisition as the Agent or any Lender may reasonably request. The Agent and the Lenders are hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lenders (or any affiliate of any Lender) or the Agent, to any regulatory authority having jurisdiction over the Agent or the Lenders pursuant to any written request therefor, to any other Person who shall acquire or consider the acquisition of a participation interest in or assignment of any Loan or Letter of Credit permitted by this Agreement and to any affiliate of the Lenders. Each Lender shall, and shall cause any participant or assignee of such Lender, treat all information received by it pursuant to this Section as confidential to the extent such information is not generally available to other Persons.

     8.02   Maintain Properties.  Maintain all material properties necessary to
            -------------------
its operations in good working order and condition (ordinary wear and tear excepted) and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with customary business practices.

     8.03   Existence, Qualification, Etc.  Do or cause to be done all things
            -----------------------------
necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which the failure to so maintain or qualify would have a material adverse affect on the Borrower or its Subsidiaries considered as a whole.

     8.04   Regulations and Taxes.  Comply with or contest in good faith all
            ---------------------
material statutes and governmental regulations and pay all material taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a Lien against any of its properties except liabilities being contested in good faith and against which adequate reserves have been established in accordance with Generally Accepted Accounting Principles and liabilities which do not in the aggregate at any time exceed $500,000.

     8.05   Insurance.  (i)   Keep all of its insurable properties adequately
            ---------
insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner customarily insured against by similar businesses owning such properties similarly situated, (ii) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing no less coverage than that specified in Schedule 8.05
                                                             -------------
attached hereto, such insurance policies to be in form satisfactory to the Agent, and (iii) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes).

     8.06   True Books.  Keep true books of record and account in which full,
            ----------
true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

     8.07   Pay Indebtedness to Lenders and Perform Other Covenants.  (a) Make
            -------------------------------------------------------
full and timely payment of the principal of and interest on the Notes and all other Obligations whether now existing or hereafter arising; and (b) duly comply with all the terms and covenants contained in all Loan Documents and other instruments and documents given to the Agent or the Lenders pursuant hereto or thereto.

     8.08   Right of Inspection.  Permit the Agent and any Lender and
            -------------------
accountants, attorneys or other consultants designated by the Agent and any Lender at the Agent or any Lender's expense to visit and inspect any of the properties, corporate books and financial reports of the Borrower and its Subsidiaries, and to discuss their respective affairs, finances and accounts with their principal officers and independent certified public accountants, all at times reasonably convenient to the Borrower, at reasonable intervals and with reasonable prior notice. Subject to Section 8.01(e), the Agent and each Lender and such accountants, attorneys or other consultants shall treat all information received by it pursuant to this Section as confidential to the extent such information is not generally available to other Persons and shall, at the request of Borrower, execute a confidentiality agreement.

     8.09   Observe all Laws.  Conform to and duly observe in all material
            ----------------
respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business.

     8.10   Officer's Knowledge of Default.  Upon the President, Chief Financial
            ------------------------------
Officer or the Controller of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary described in Section 10.01(e), cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto.

     8.11   Suits or Other Proceedings.  Upon the President, Chief Financial
            --------------------------
Officer or the Controller of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, in an aggregate amount greater than $500,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

     8.12   Notice of Discharge of Hazardous Material or Environmental
            ----------------------------------------------------------
Complaint. Promptly provide to the Agent true, accurate and complete copies of
- ---------
any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any material (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws or OSHA; (b) release or threatened release by the Borrower or any Subsidiary of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

     8.13   Environmental Compliance.  If the Borrower or any Subsidiary shall
            ------------------------
receive notice from any governmental authority that the Borrower or any Subsidiary has violated any applicable Environmental Laws, the Borrower shall to the extent required by law and after expiration of all valid appeals and administrative proceedings (and in any event within the time period permitted by the applicable governmental authority) remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation.

     8.14   Indemnification.  The Borrower hereby agrees to defend, indemnify
            ---------------
and hold the Agent and each Lender harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, cleanup costs and reasonable attorneys' fees) arising directly or indirectly from, out of or by reason of the handling, storage, treatment, emission or disposal of any Hazardous Material by or in respect of the Borrower or any Subsidiary or property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 8.14 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

     8.15   Further Assurances.  At its cost and expense, upon request of the
            ------------------
Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

     8.16   ERISA Requirement.  Comply in all material respects with all
            -----------------
requirements of ERISA applicable to it and furnish to the Agent as soon as possible and in any event (i) within thirty (30) days after the Borrower knows or has reason to know that any reportable event with respect to any employee benefit plan subject to Title IV of ERISA maintained by the Borrower or any Subsidiary which could give rise to termination or the imposition of any material tax or penalty has occurred, written statement of an Authorized Representative describing in reasonable detail such reportable event and any action which the Borrower or applicable Subsidiary proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation ("PBGC") or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any Subsidiary may receive from the PBGC relating to the intention of the PBGC to terminate any employee benefit plan or plans of the Borrower or any Subsidiary or to appoint a trustee to administer any such plan, and (iii) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a plan, a certificate of an Authorized Representative setting forth details as to such failure and the action that the Borrower or its affected Subsidiary, as applicable, proposes to take with respect thereto, together with a copy of such notice given to the PBGC.

     8.17   Continued Operations.  Continue at all times (i) to conduct its
            --------------------
business and engage principally in a line or lines of business involving the furnishing of personnel related services, and (ii) preserve, protect and maintain free from Liens its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or useful in the conduct of its operations, except to the extent Borrower or its Subsidiaries is otherwise permitted hereunder to dispose of assets.

     8.18   Use of Proceeds.  Use the proceeds of the Loans solely  for the
            ---------------
purposes specified in Section 2.13 hereof.

     8.19   Material Subsidiaries.  (a) Within thirty (30) days of the
            ---------------------
acquisition or creation of any Material Subsidiary or any existing Subsidiary becoming a Material Subsidiary, cause to be delivered to the Lender each of the following:

            (i) a Guaranty Agreement substantially in the form attached hereto as Exhibit I;
        ---------

           (ii) (a) to the extent required by clause (b) hereof, the Pledged Stock, together with duly executed stock powers in blank affixed thereto, and (b) if such Collateral shall be owned by a Subsidiary who has not then executed and delivered to the Agent a security instrument from the owner of such Collateral granting a Lien to the Agent in such Collateral, a Pledge Agreement substantially similar in form and content to that executed and delivered by the Borrower as of the Closing Date, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Guaranty Agreement;

          (iii) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Guaranty Agreement provided in the foregoing clause (i) and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 6.01(b) hereof), to the effect that:

                 (A) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its organization, has the requisite power and authority to own its properties and conduct its business as then owned and then proposed to be conducted; and

                 (B) the execution, delivery and performance of the Guaranty Agreement and other Loan Documents described in clause (i) and (ii) of this Section 8.19 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate action (including any required shareholder approval), such agreements have been duly executed and delivered and constitute valid and binding obligations of such Subsidiary,enforceable against such Subsidiary in accordance with their terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity); and

              (iv) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable laws, of the shareholders or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in clause (i) of this Section 8.19 and evidence satisfactory to the Agent (confirmation of the receipt of which will be provided by the Agent) that such Subsidiary is Solvent as of such date and after giving effect to the Guaranty Agreement.

     (b) Cause at all times the Agent to have a duly perfected first priority security interest in (x) all of the issued and outstanding capital stock of Subsidiaries which together with the Borrower have assets and pre-tax income equal to not less than 80% of Consolidated Total Assets (calculated as provided in the definition "Material Subsidiaries") and 80% of Consolidated Pre-Tax Income (calculated as referred to above) and (y) all the outstanding capital stock of each Subsidiary which either owns 10% or more of Consolidated Total Assets (calculated as referred to above) or 10% of Consolidated Pre-Tax Income.

                                  ARTICLE IX

                              Negative Covenants
                              ------------------

     Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

     9.01   Current Ratio.  Permit at any time the ratio of Consolidated Current
            -------------
Assets to Consolidated Current Liabilities to be less than 1.80 to 1.00.

     9.02   Consolidated Leverage Ratio.  Permit at any time during the periods
            ---------------------------
set forth below the Consolidated Leverage Ratio to exceed that set forth below opposite such period:

          Period                                          Ratio
          ------                                          -----

     (a)  Closing Date through December                   3.25 to 1.00
          27, 1997

     (b)  Thereafter                                      3.00 to 1.00

     9.03   Consolidated Fixed Charge Ratio.  Permit at any time (i) from the
            -------------------------------
Closing Date to, but not including, Fiscal Year end 1996 the Consolidated Fixed Charge Ratio to be less than 1.40 to 1.00 and (ii) on and after Fiscal Year ending 1996 to be less than 1.50 to 1.00.

     9.04   Consolidated Capitalization Ratio.  Permit at any time during the
            ---------------------------------
periods set forth below the Consolidated Capitalization Ratio to exceed that set forth below opposite such period:

                    Period                                 Ratio
                    ------                                 -----

     (a)    Closing Date through                          .55 to 1.00
            December 28, 1996

     (b)    December 29, 1996 through
            December 27, 1997                             .50 to 1.00

     (c)    Thereafter                                    .45 to 1.00

     9.05   Indebtedness.  Incur, create, assume or permit to exist any
            ------------
Indebtedness, howsoever evidenced, except

            (a) Indebtedness existing as of the date hereof and as set forth in Schedule 9.05 attached hereto and incorporated herein by reference;
        -------------

            (b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (c) Indebtedness of up to an aggregate outstanding principal amount of $6,000,000 incurred to acquire fixed assets which may or may not be secured;

            (d)  outstanding Indebtedness of up to an aggregate principal amount of $2,500,000, including any such Indebtedness described in Schedule
                                                                        --------
     9.05, incurred in Acquisitions which Indebtedness may be secured only by a
     ----
     pledge of the capital stock of the Person Acquired or the Subsidiary organized to Acquire such Person or assets;

            (e) additional outstanding Indebtedness of up to an aggregate principal amount of $5,000,000 incurred in Acquisitions which Indebtedness shall be unsecured and subordinated in rights of payment to the Obligations and in right to enforce remedies and collection of such subordinated debt;

            (f)  Indebtedness arising under this Agreement; and

            (g) additional outstanding Indebtedness of up to an aggregate principal amount of 20% of the Total Revolving Credit Commitment which Indebtedness shall in all events be unsecured and incurred in Acquisitions; provided, however, that unsecured Indebtedness described in Schedule 9.05
                                                                 -------------
     shall be included for purposes of this clause (g).

For purposes of determining the amount of Indebtedness incurred in connection with an Acquisition, any Indebtedness which under Generally Accepted Accounting Principles must be recorded as a liability on the consolidated balance sheet of the Borrower, whether or not constituting a Contingent Obligation or Indebtedness for Money Borrowed, shall be deemed Indebtedness at 100% of the amount thereof for purposes of this Section 9.05, and to the extent such Indebtedness is not so required to be recorded as a liability, it shall not be deemed Indebtedness for purposes of this Section 9.05. Indebtedness incurred under clauses (e) and (g) above may be secured by Letters of Credit issued pursuant to Article III hereof.

     9.06   Transfer of Assets.  Sell, lease, transfer or otherwise dispose of
            ------------------
(i) any interest in any Guarantor, or (ii) any other asset of Borrower or any Guarantor except (a) assets sold in the ordinary course of business, (b) assets which are worn out, obsolete or no longer necessary or (c) other assets in any Fiscal Year having an aggregate book value not exceeding $1,000,000.

     9.07   Investments; Acquisitions.  Purchase, own, invest in or otherwise
            -------------------------
Acquire, directly or indirectly, any stock or other securities or all or substantially all of the assets, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person; provided, Borrower and its Subsidiaries may
                                     --------
maintain investments or invest in or Acquire

          (i)  Eligible Securities;

         (ii) investments existing as of the date hereof and as set forth in Schedule 7.01(d) attached hereto;
        ----------------


        (iii) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

         (iv) Acquisitions so long as (A) the Cost of Acquisition of any Person does not exceed the lesser of (x) $20,000,000, or (y) ten percent (10%) of Consolidated Shareholders' Equity and (B) if the Person or assets so acquired on a pro forma historical basis as at the date of the Acquisition or for the Four-Quarter Period most recently ended preceding the date of Acquisition owned assets or generated income, which when consolidated with the assets and pre-tax income of the Borrower and its Subsidiaries, constitute ten percent (10%) or more of the Consolidated Total Assets or Consolidated Pre-Tax Income, then the Borrower shall furnish to the Agent prior to completing such Acquisition a certificate in the form of Exhibit H, which certificate demonstrates that on a pro forma
                 ---------
     historical basis no Default or Event of Default exists under this Agreement; and

          (v) loans and advances to and investments in Subsidiaries so long as loans and advances to and investments in all Subsidiaries which are not Guarantors do not exceed at any time an aggregate of $10,000,000.

     9.08  Liens.  Except for Liens permitted under Section 9.05, incur, create
           -----
or permit to exist any pledge, Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets of the Borrower or any Subsidiary to secure Indebtedness owed to any other Person unless (i) the Borrower shall grant to the Agent for the benefit of the Lenders a Lien which ranks pari passu with such Lien and (ii) the Indebtedness owed such other Person shall not contain covenants or conditions more restrictive than those contained in this Agreement.

     9.09  Dividends or Distributions.  Declare or pay any dividends (other than
           --------------------------
those payable solely in capital stock) or distribution in reduction of capital or otherwise in respect of any equity interest, or purchase, redeem or otherwise retire any such equity interest except (i) the Borrower may repurchase capital stock of Borrower owned by employees of Borrower or its

Subsidiaries who have died, retired, become disabled or separated from employment by Borrower or a Subsidiary, so long as the amount paid in any Fiscal Year to acquire such stock does not exceed $1,000,000 and (ii) Subsidiaries may pay dividends to the Borrower.

     9.10  Merger or Consolidation.  (a) Consolidate with or merge into any
           -----------------------
other Person, or (b) permit any other Person to merge into it; or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales in the ordinary course of business); provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with any wholly-owned Subsidiary of the Borrower, (ii) any Person may merge with the Borrower or a wholly-owned Subsidiary if the Borrower or such Subsidiary shall be the survivor thereof and such merger shall not cause, create or result in the occurrence on any Default or Event of Default hereunder.

     9.11  Change in Control.  Cause, suffer or permit any Person or group of
           -----------------
Persons acting in concert other than the owners, if any, of more than 35% of outstanding securities of the Borrower as of the Closing Date having voting rights in the election of directors, to own or control, directly or indirectly, more than 35% of the outstanding securities of (on a fully diluted basis and taking into account any outstanding securities or contract rights exercisable, exchangeable or convertible into equity interests) the Borrower having voting rights in the election of directors.

     9.12  Transactions with Affiliates.  Enter into any transaction after the
           ----------------------------
date hereof, including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower (other than a Subsidiary), except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services and (b) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries.

     9.13  ERISA.  With respect to all employee pension benefit plans maintained
           -----
by the Borrower or any Subsidiary:

          (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA;

         (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject the Borrower or a Subsidiary to any material tax or penalty or other liability on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA;

        (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under the terms of such plan;

         (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan;

          (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation; or

         (vi) incur any withdrawal liability with respect to any Multi-employer Plan.

     9.14  Fiscal Year.  Change its Fiscal Year.
           -----------

     9.15  Dissolution, etc.  Wind up, liquidate or dissolve (voluntarily or
           ----------------
involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with the merger or consolidation of Subsidiaries into each other or into a Borrower permitted pursuant to Section 9.10.

     9.16  Rate Hedging Obligations.  Incur any Rate Hedging Obligations or
           ------------------------
enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except pursuant to a Swap Agreement.

                                   ARTICLE X

                      Events of Default and Acceleration
                      ----------------------------------

    10.01  Events of Default.  If any one or more of the following events
           -----------------
(herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

          (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III hereof, at maturity, by acceleration or otherwise; or

          (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or of any fees or other amounts payable to any of the Lenders under the Loan Documents on the date on which the same shall be due and payable and such default shall continue for a period of three (3) Business Days; or

          (c) if default shall be made in the performance or observance of any covenant set forth in Sections 8.06, 8.07(a), 8.08, 8.10, 8.19, 8.20 or
     Article IX hereof (except that in the case of Sections 9.05, 9.07(i), 9.08 and 9.12 such default shall continue for a period of ten (10) days after the occurrence thereof);

          (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document delivered to the Agent or the Lenders in connection with or pursuant to this Agreement or any of the Obligations evidencing or creating any obligation or guaranty in favor of the Agent or any of the Lenders, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Required Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Agent or the Lenders); or

          (e) if a default shall occur, which is not waived, (i) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness (other than the Loans) of the Borrower or of any Subsidiary in an amount not less than $500,000 in the aggregate outstanding, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, or if such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof; or

          (f) if any representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any of the Lenders by or on behalf of the Borrower or any Guarantor pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given; or

          (g) if the Borrower or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

          (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any

     Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary any proceeding or petition seeking reorganiza tion, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

          (i) if (i) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $500,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or any Subsidiary's properties for any amount in excess of $500,000; and such judgment, attachment, injunction or execution has not been either paid, stayed, discharged, bonded or dismissed for a period of thirty (30) days; or

          (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary, taken as a whole; or

          (k) if the Borrower or any Subsidiary shall breach any of the terms or conditions of any agreement under which any Rate Hedging Obligation permitted pursuant to Section 9.16 is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such Obligation, or the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

          (l) if at any time the Agent shall not be in receipt of the Guaranty Agreement of each Material Subsidiary;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

               (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Required Lenders may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and NationsBank to make further Loans or issue Letters of Credit terminated, whereupon the obligation of the Lenders to make further Loans or issue Letters of Credit hereunder shall terminate immediately, and (ii) the Agent shall, at the direction of the Required Lenders declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if
                           --------
          there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans, of NationsBank to make Swing Line Loans and to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

               (B) the Borrower shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in accordance with the LC Account Agreement in an amount equal to the amount of any Letters of Credit remaining undrawn or unpaid, as collateral security for the repayment of any future drawings or payments under such Letters of Credit and the Borrower shall forthwith deposit and pay such amounts and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement;

               (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

    10.02  Agent to Act.  In case any one or more Events of Default shall occur
           ------------
and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

    10.03  Cumulative Rights.  No right or remedy herein conferred upon the
           -----------------
Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

    10.04  No Waiver.  No course of dealing between the Borrower and any Lender
           ---------
or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

    10.05  Allocation of Proceeds.  If an Event of Default has occurred and not
           ----------------------
been waived, and the maturity of the Notes has been accelerated pursuant to
Article X hereof, all payments received by the Agent hereunder, in respect of
- ---------
any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

          (a) amounts due to the Lenders pursuant to Sections 2.11, 4.03, 4.04 and 12.05;

          (b)  amounts due to the Agent pursuant to Section 11.11;

          (c) payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

          (d) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

          (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 10.01(B);

          (f)  amounts due to the Lenders pursuant to Sections 3.02(f) and 8.14;

          (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

          (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

          (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                  ARTICLE XI

                                   The Agent
                                   ---------

    11.01  Appointment.  Each Lender hereby irrevocably designates and appoints
           -----------
NationsBank as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

    11.02  Attorneys-in-fact.  The Agent may execute any of its duties under
           -----------------
the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

    11.03  Limitation on Liability.  Neither the Agent nor any of its officers,
           -----------------------
directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Guarantor or any officer or representative thereof contained in any Loan Document, or in any certificate, report, statement or other Document referred to or provided for in or received by the Agent under or in connection with any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of the Borrower or any Guarantor to perform its obligations under any Loan Document, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any Guarantor or to inspect the properties, books or records of the Borrower or its Subsidiaries or any other Guarantor.

    11.04  Reliance.  The Agent shall be entitled to rely, and shall be fully
           --------
protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telefacsimile or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment and Acceptance shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

    11.05  Notice of Default.  The Agent shall not be deemed to have knowledge
           -----------------
or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Authorized Representative or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

    11.06  No Representations.  Each Lender expressly acknowledges that neither
           ------------------
the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, its Subsidiaries or any other Guarantor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and each Guarantor and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower, its Subsidiaries and any other Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, its Subsidiaries and any other Guarantor which may come into the possession of the Agent or any of its affiliates.

    11.07  Indemnification.  Each of the Lenders agree to indemnify the Agent
           ---------------
in its capacity as such (to the extent not reimbursed by the Borrower or any Guarantor and without limiting any obligations of the Borrower or any Guarantor to do so), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of Borrower's failure to pay any fee owing to the Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other Document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations and the termination of this Agreement.

    11.08  Lender.  The Agent and its affiliates may make loans to, accept
           ------
deposits from and generally engage in any kind of business with the Borrower and any Guarantor as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

    11.09  Resignation.  If the Agent shall resign as Agent under this
           -----------
Agreement, then the Required Lenders may appoint, with the
consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrower, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the
                                               --------
former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; provided, further, that if the Required
                                     --------  -------
Lenders and, if applicable, the Borrower cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent which satisfies the criteria set forth above in this Section
11.09 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other Document executed pursuant to this Agreement; provided, however that in such
                                              --------
event all provisions of the Loan Documents shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken
                   ----------
or omitted to be taken by it while it was Agent under this Agreement.

    11.10  Sharing of Payments, etc.  Each Lender agrees that if it shall,
           ------------------------
through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article IV) which results in its receiving more than its pro rata share of
   ----------
the aggregate payments with respect to all of the Obligations (other than any payment pursuant to Article IV), then (a) such Lender shall be deemed to have
                    ----------
simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided,
                                                                  --------
however, that for purposes of this Section 11.10 the term "pro rata" shall be determined with respect to the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitments after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 11.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

    11.11  Fees.  The Borrower agrees to pay to the Agent, for its individual
           ----
account, an annual Agent's fee as from time to time agreed to by the Borrower and Agent in writing.

                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

    12.01  Assignments and Participations.  (a)  At any time after the Closing
           ------------------------------
Date each Lender may, with the prior consent of the Agent and, so long as no Default or Event of Default exists hereunder, the Borrower, which consents shall not be unreasonably withheld, assign to one or more banks or financial institutions having a minimum capital and surplus of $500,000,000 all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of any Note payable to its order)
provided, that (i) each such assignment shall be of a constant and not a varying
- --------
percentage of all of the assigning Lender's rights and obligations under the Revolving Credit Facility, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender and the assignee Lender shall execute an Assignment and Acceptance and the Borrower hereby agrees to execute a replacement Note to give effect to the assignment, (iii) the minimum Revolving Credit Commitment which shall be assigned is $5,000,000, (iv) such assignee shall have an office located in the United States, and (v) no consent of the Borrower or the Agent shall be required in connection with any assignment by a Lender to another Lender or to an affiliate of any Lender. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Any Lender who makes an assignment shall pay to the Agent a one-time administrative fee of $3,500 which fee shall not be reimbursed by the Borrower.

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or any other Guarantor or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 7.01(f) or Section 8.01, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a holder of such Notes.

     (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrower.

     (e) Nothing herein shall prohibit any Lender from pledging or assigning, without notice to or consent of the Borrower and without the payment of the administrative fee referred to in Section 12.01(a), any Note to any Federal Reserve Bank in accordance with applicable law.

     (f) Each Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this
                      --------
Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $1,000,000 and shall include an allocable portion of such Lender's Participation, (v) Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments t o be made under this Agreement; provided, that the participation
                                           --------
agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of any Loan Document which would (A) extend the maturity of any Note, (B) reduce the interest rates hereunder, (C) increase the Revolving Credit Commitment or (D) release any Guarantor or any Collateral of the Lender granting the participation, and (vi) the sale of any such participations which require Borrower to file a registration statement with the United States Securities and

Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

     (g) The Borrower may not assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

     12.02  Notices.  Any notice shall be conclusively deemed to have been
            -------
received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telecopy, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received during normal business hours at such telephone, telecopy or telex number as may from time to time be specified in written or oral notice to the other parties hereto or otherwise received), or by overnight courier or express mail on the day following the date sent, addressed to such party at said address:

          (a)  if to the Borrower:

               AccuStaff Incorporated
               6440 Atlantic Boulevard
               Jacksonville, Florida  32211
               Attention:  Chief Executive Officer
               Telephone:  (904) 725-5574
               Telefacsimile:  (904) 725-8513

          (b)  if to the Lender:

               NationsBank, National Association (South)
               400 N. Ashley Drive
               Tampa, Florida  33602
               Attention:  Corporate Finance Department
               Telephone:  (813) 224-5509
               Telefacsimile:   (813) 224-5948

               with a copy to:

               NationsBank, National Association (South)
               Independence Center, 15th Floor
               Charlotte, North Carolina
               28255
               Attention:  Agency Services
               Telephone:  (704) 388-2374
               Telefacsimile:  (704) 386-9923

          (c) if to NationsBank in its capacity as Agent and issuer of the Letters of Credit:

               NationsBank, National Association (South)
               One NationsBank Plaza, T21-3
               Charlotte, North Carolina  28255
               Attention:  Agency Services
               Telephone:  (704) 388-2374
               Telefacsimile: (704) 386-9923

     12.03  Setoff.  The Borrower agrees that the Agent and each Lender shall
            ------
have a lien for all the Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent and such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent and such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     12.04  Survival.  All covenants, agreements, representations and warranties
            --------
made herein shall survive the making by the Lenders of the Loans and the expiration of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement, the Notes and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     12.05  Expenses.  The Borrower agrees (a) to pay or reimburse the Agent for
            --------
all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, this Agreement or any of the other Loan Documents (including travel expenses relating to closing), and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel to the Agent (which amount, for preparation of a first draft only of this Agreement and actual closing of the transaction shall not exceed $15,000, the Borrower agreeing that payment of all additional legal fees (which shall be reasonable and at standard billing rates) for services over and above preparation of such first draft and closing shall be paid by Borrower) as well as all such expenses and costs arising in connection with any amendment, supplement or modification to this Agreement or any other Loan Documents, (b) to pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement (only from and after the occurrence of a Default or Event of Default) or preservation of any rights under this Agreement and the other Loan Documents, including without limitation, the reasonable fees and disbursements of its counsel, (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Documents, and (d) to pay, indemnify, and hold the Agent and the Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any indemnity agreement or undertaking made by the Agent or any Lender to facilitate the processing of checks, payroll or otherwise, of Borrower, or in any respect relating to the transactions contemplated hereby or thereby, (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall have no
                            --------  -------
obligation hereunder with respect to indemnified liabilities arising from (i) the willful misconduct or gross negligence of or the willful breach of the Loan Documents by the party seeking indemnification, (ii) legal proceedings commenced against the Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) any taxes imposed upon the Agent or any Lender other than the documentary, stamp, excise and similar taxes described in clause (c) above or any tax resulting from any Regulatory Change, which tax would be payable to Lender by Borrower pursuant to Article IV hereof, it being understood that the Lenders shall have the affirmative obligation, so long as no Default or Event of Default exists hereunder, to take all reasonable steps to ensure such documentary, stamp or similar taxes are not required to be paid, (iv) taxes imposed and costs and expenses incurred as a result of a transfer or assignment of any Note, participation or assignment of a portion of a Lender's rights or (v) any transfer taxes, costs, fees or expenses incurred in connection with any transfer of the Notes. The agreements in this subsection shall survive repayment of the Notes and all other Obligations hereunder and termination of this Agreement.

     12.06  Amendments.  No amendment, modification or waiver of any provision
            ----------
of any Loan Document and no consent by the Lenders to any departure therefrom by the Borrower or any Guarantor shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent and the Borrower, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver
         --------

               (i) which changes, extends or waives any provision of Section 2.10, Section 11.10 or this Section 12.06, the amount of or the due date of any principal, interest payments of, or fees or the rate of interest payable on any Obligation, which changes the definition of Required Lenders, which permits an assignment by Borrower or any Guarantor of its Obligations under any Loan Document, which reduces the required consent of Lenders provided hereunder, which increases, decreases (other than pursuant to the express terms hereof) or extends (other than pursuant to the express terms hereof) the Revolving Credit Commitment of any Lender, or which waives any condition to the making of any Loan, shall be effective unless in writing and signed by each of the Lenders; or

              (ii) which releases Collateral or the guaranty obligation under any Guaranty Agreement shall be effective unless with the written consent of each of the Lenders; or

             (iii) which affects the rights, privileges or obligations of NationsBank as provider of Swing Line Loans, shall be effective unless signed in writing by NationsBank;

              (iv) which affects the rights, privileges or obligations of NationsBank as issuer of Letters of Credit, shall be effective unless signed in writing by NationsBank;

               (v) which affects the rights, privileges, immunities or indemnities of the Agent shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     12.07  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     12.08  Waivers by Borrower.  In any litigation in any court with respect
            -------------------
to, in connection with, or arising out of this Agreement, the Loans, any of the Notes, any of the other Loan Documents, the Obligations, or any instrument or document delivered pursuant to this Agreement or the other Loan Documents, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and the Agent and any Lender, the Borrower and the Agent and the Lenders hereby waive, to the extent permitted by applicable law, trial by jury in connection with any such litigation.

     12.09  Termination.  The termination of this Agreement shall not affect any
            -----------
rights of the Borrower, the Agent or the Lenders or any obligation of the Borrower, the Agent or the Lenders, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) or the Borrower has furnished the Agent and the Lenders with an indemnification satisfactory to the Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such

Lender harmless for, the amount of such payment surrendered until the Lenders shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     12.10  Governing Law.  ALL DOCUMENTS EXECUTED PURSUANT TO THE TRANSACTIONS
            -------------
CONTEMPLATED HEREIN, INCLUDING, WITHOUT LIMITATION, THIS AGREEMENT AND EACH OF THE LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF FLORIDA; PROVIDED THAT THIS SECTION 12.10 SHALL NOT AFFECT THE APPLICABILITY OF, AND INTERPRETATION OR CONSTRUCTION OF APPROPRIATE TERMS AND PROVISIONS UNDER THE UNIFORM COMMERCIAL CODE OF ANY JURISDICTION WHICH GOVERN THE LIENS ON ANY OF THE COLLATERAL. THE BORROWER AND THE AGENT HEREBY SUBMIT TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR FOR THE PURPOSES OF COLLECTION.

     12.11  Headings and References.  The headings of the Articles and Sections
            -----------------------
of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provisions hereof, unless so expressly specified. As used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

     12.12  Severability.  If any provision of this Agreement or the other Loan
            ------------
Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     12.13  Entire Agreement.  This Agreement, together with the other Loan
            ----------------
Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

     12.14  Agreement Controls.  In the event that any term of any of the Loan
            ------------------
Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

     12.15  Usury Savings Clause.  Notwithstanding any other provision herein,
            --------------------
the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                        ACCUSTAFF INCORPORATED
WITNESS:

[SIGNATURE ILLEGIBLE]
- -------------------------------         By:/s/ Derek E. Dewan
                                           -----------------------------------
/s/ Jerry L. Scaggs                     Name:  Derek E. Dewan
- -------------------------------         Title: President & Chief Executive
                                               Officer

                                        NATIONSBANK, NATIONAL ASSOCIATION
                                        (SOUTH), as Agent


                                        By:/s/ Beth A. Tiffin
                                           ------------------------------------
                                        Name:  Beth A. Tiffin
                                        Title: Vice President


COMMITMENT:                             NATIONSBANK, NATIONAL ASSOCIATION
$22,000,000                             (SOUTH), as a Lender


                                        By:/s/ Beth A. Tiffin
                                           -------------------------------------
                                        Name:  Beth A. Tiffin
                                        Title: Vice President

Commitment:
$14,000,000                             FIRST UNION NATIONAL BANK OF FLORIDA


                                        By:/s/ Ralph L. Kelly
                                           -------------------------------------
                                        Name:  Ralph L. Kelly
                                             -----------------------------------
                                        Title  Vice President
                                              ----------------------------------

                                        Lending Office:

                                        225 Water Street
                                        Jacksonville, Florida  32202

                                        Wire Transfer Instructions:

                                        First Union National Bank of Florida
                                        Jacksonville, Florida  32202
                                        ABA # 063000021
                                        Attention: Chalie Kauffman

Commitment:
$14,000,000                             SUNTRUST BANK, CENTRAL FLORIDA,
                                        NATIONAL ASSOCIATION

                                        By:/s/ J. Anthony Ross
                                           -------------------------------------
                                        Name:  J. Anthony  Ross
                                             -----------------------------------
                                        Title  Vice President
                                             -----------------------------------

                                        Lending Office:

                                        200 S. Orange Avenue, MC 0-2066
                                        Orlando, Florida  32801

                                        Wire Transfer Instructions:

                                        SunTrust Bank, Central Florida, N.A.
                                        Orlando, Florida  32801
                                        ABA # 063102152
                                        Reference: AccuStaff, Inc.
                                        Attention: Commercial Loan Operations
                                                   #902150000006000

Commitment:
$14,000,000                             THE FIRST NATIONAL BANK OF CHICAGO


                                        By:/s/ Robert H. Wolohan
                                           -------------------------------------
                                        Name:  Robert H. Wolhan
                                             -----------------------------------
                                        Title  Corporate Banking Officer
                                             -----------------------------------

                                        Lending Office:

                                        One First National Plaza
                                        Suite 0167 1-10
                                        Chicago, Illinois 60670

                                        Wire Transfer Instructions:

                                        The First National Bank of Chicago
                                        Chicago, Illinois 60670
                                        ABA # 021000013
                                        Account #7521-7653
                                        Attention: Des Incoming Clearing
                                                   Account

Commitment:
$14,000,000                             BARNETT BANK OF JACKSONVILLE, N.A.


                                        By:/s/ Susan S. Delgado
                                           -------------------------------------
                                        Name:  Susan S. Delgado
                                              ----------------------------------
                                        Title  Vice - President
                                              ----------------------------------

                                        Lending Office:

                                        50 North Laura Street, 24th Floor
                                        Jacksonville, Florida 32231-0990

                                        Wire Transfer Instructions:

                                        Barnett Bank of Jacksonville, N.A.
                                        Jacksonville, Florida 32231-0990
                                        ABA # 063000047
                                        Account #00100068451
                                        Attention: Susan S. Delgado

Commitment:
$8,000,000                              CREDIT LYONNAIS NEW YORK BRANCH


                                        By:/s/ Robert Ivosevich
                                           -------------------------------------
                                        Name:  Robert Ivosevich
                                             -----------------------------------
                                        Title  Senior Vice President
                                             -----------------------------------

                                        Lending Office:

                                        1301 Avenue of the Americas
                                        New York, New York 10019

                                        CREDIT LYONNAIS ATLANTA AGENCY


                                        By:/S/ Robert Ivosevich
                                           -------------------------------------
                                        Name:  Robert Ivosevich
                                             -----------------------------------
                                        Title  Senior Vice President
                                             -----------------------------------

                                        Lending Office:

                                        303 Peachtree Street
                                        Suite 4400
                                        Atlanta, Georgia  30308

                                        Wire Transfer Instructions:

                                        Credit Lyonnais New York
                                        ABA #0260-0807-3
                                        For further credit to Credit Lyonnais
                                        Atlanta Agency
                                        Account #01.21473.0001.00
                                        Attention: Loan Servicing (for loans)
                                                   or Letters of Credit (for
                                                   L/C fees)
                                        Reference: AccuStaff

Commitment:
$8,000,000                              CREDITANSTALT-BANKVEREIN



                                        By:/s/ W. Craig Stamm
                                           -------------------------------------
                                        Name:  W. Craig Stamm
                                             -----------------------------------
                                        Title  Senior Associate
                                             -----------------------------------

                                        By:/s/ Scott Kray
                                           -------------------------------------
                                        Name:  Scott Kray
                                              ----------------------------------
                                        Title  Senior Associate
                                              ----------------------------------

                                        Lending Office:

                                        Two Ravinia Drive
                                        Suite 1680
                                        Atlanta, Georgia 30346

                                        Wire Transfer Instructions:

                                        Chemical Bank
                                        New York, New York
                                        ABA # 021000128
                                        Account: Creditanstal, New York
                                        Account #544-7-73095

Commitment:
$8,000,000                              COMERICA BANK



                                        By:/s/ Martin G. Ellis
                                           -------------------------------------
                                        Name:  Martin G. Ellis
                                             -----------------------------------
                                        Title  Vice President
                                             -----------------------------------

                                        Lending Office:

                                        500 Woodward Avenue
                                        MC 3280
                                        Detriot, Michigan 48226

                                        Wire Transfer Instructions:

                                        Comerica Bank
                                        Detriot, Michigan
                                        ABA # 072000096
                                        Attention: Commercial Loan/AccuStaff

Commitment:
$8,000,000                              BANK OF AMERICA ILLINOIS


                                        By:/s/ Laurens F. Schaad, Jr.
                                           -------------------------------------
                                        Name:  Laurens F. Schaad, Jr.
                                             -----------------------------------
                                        Title  Vice Pesident
                                             -----------------------------------

                                        Lending Office:

                                        1230 Peachtree Street
                                        Suite 3800
                                        Atlanta, Georgia 30309

                                        Wire Transfer Instructions:

                                        Bank of America Illinois
                                        Chicago, Illinois 60697
                                        ABA # 071000039
                                        Account #47-03421
                                        Attention: Joycelyn Gay
                                        Reference: AccuStaff

Commitment:
$8,000,000                              THE BOATMEN'S NATIONAL BANK OF ST. LOUIS



                                        By:/s/ Michael S. Harvey
                                           -------------------------------------
                                        Name:  Michael S. Havery
                                             -----------------------------------
                                        Title  Vice President
                                             -----------------------------------

                                        Lending Office:

                                        800 Market Street
                                        St. Louis, Missouri 63101

                                        Wire Transfer Instructions:

                                        The Boatmen's National Bank of
                                          St. Louis
                                        St. Louis, Missouri 63101
                                        ABA # 081000032
                                        Account #101409997409
                                        Attention: Cindy Klaustermeier
                                        Reference: AccuStaff Inc.

Commitment:
$8,000,000                              FLEET NATIONAL BANK



                                        By:/s/ Thomas J. Bullard
                                           -------------------------------------
                                        Name:  Thomas J. Bullard
                                             -----------------------------------
                                        Title  Vice President
                                             -----------------------------------

                                        Lending Office:

                                        75 State Street, MABOFO4B
                                        Boston, Massachusetts

                                        Wire Transfer Instructions:

                                        Fleet National Bank
                                        ABA # 011-000-138
                                        Account #1510351
                                        Attention: Incoming Wire Account
                                        Reference: AccuStaff

Commitment:
$8,000,000                              BANQUE PARIBAS



                                        By:/s/ Duane P. Helkoski
                                           -------------------------------------
                                        Name:  Duane P. Helkowski
                                             -----------------------------------
                                        Title  Assistant Vice President
                                             -----------------------------------

                                        By:/s/ Ann C. Pifer
                                           -------------------------------------
                                        Name:  Ann C. Pifer
                                             -----------------------------------
                                        Title  Vice President
                                             -----------------------------------

                                        Lending Office:

                                        787 Seventh Avenue
                                        New York, New York 10019

                                        Wire Transfer Instructions:

                                        ________________________________________
                                        ________________________________________
                                        ABA # _______________
                                        Reference: _____________________________
                                        Attention: _____________________________

Commitment:
$8,000,000                              THE BANK OF NEW YORK



                                        By:/s/ H. Stephen Griffith
                                           -------------------------------------
                                        Name:  H. Stephen Griffith
                                             -----------------------------------
                                        Title  Senior Vice President
                                             -----------------------------------

                                        Lending Office:

                                        One Wall Street, 22nd Floor
                                        New York, New York 10268

                                        Wire Transfer Instructions:

                                        The Bank of New York
                                        New York, New York 10268
                                        ABA # 021000018
                                        Reference: COMMERCIAL LOAN DEPT
                                                  ------------------------------
                                        Attention: LORNA O ALLEYNE
                                                  ------------------------------
                                        A/C#:      GLA 111-556
                                                  ------------------------------
                                        Borrower:  BORROWERS NAME IN FULL
                                                  ------------------------------
                                        Specify:   PRINCIPAL, INTEREST, FEES,
                                                  ------------------------------
                                                   ETC.
                                                  -----

Commitment:
$8,000,000                              BANQUE FRANCAISE DU COMMERCE EXTERIEUR



                                        By:/s/ Timothy L. Polvado
                                           -------------------------------------
                                        Name: Timothy Polvado
                                             -----------------------------------
                                        Title Assistant Treasurer
                                             -----------------------------------

                                        By:/s/ Mark A. Harrington
                                           -------------------------------------
                                        Name:  Mark A. Harrington
                                             -----------------------------------
                                        Title  Vice President
                                             -----------------------------------
                                               Regional Manager

                                        Lending Office:

                                        333 Clay Street
                                        Suite 4340
                                        Houston, Texas 77002
                                        Attention: Tanya McAllister,
                                                   Administrative Assistant

                                        Wire Transfer Instructions:

                                        Chemical Bank
                                        New York, New York
                                        ABA # 021-000128
                                        For further credit: Banque Francaise
                                          du Commerce Exterieur ("BFCE")
                                        Account #544-775-330
                                        Reference: AccuStaff
                                        Houston Office